                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 REINSURANCE GROUP OF AMERICA, INCORPORATED
              (Name of Registrant as Specified in Its Charter)


    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total Fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

                                 [RGA logo]

                       NOTICE OF THE ANNUAL MEETING OF
                             THE SHAREHOLDERS OF
                 REINSURANCE GROUP OF AMERICA, INCORPORATED


                                                         St. Louis, Missouri
                                                              April 12, 2004

TO THE SHAREHOLDERS OF
 REINSURANCE GROUP OF AMERICA, INCORPORATED


         The Annual Meeting of the Shareholders of Reinsurance Group of America, Incorporated will be held at the Marriott West Hotel, 660 Maryville Centre Drive, St. Louis, Missouri on May 26, 2004, commencing at 2:00 p.m., at which meeting only holders of record of the Company's Common Stock at the close of business on March 26, 2003 will be entitled to vote, for the following purposes:

             1. To elect three directors for terms expiring in 2007;

             2. To approve an amendment to the Company's Second Restated Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized shares of common stock;

             3. To approve an amendment to delete Section D and renumber Section E of Articles of Incorporation;

             4. To approve an amendment to Section A of Article Six of the Articles of Incorporation regarding the number of directors;

             5. To approve amendments to Sections C of Article Six and Section B of Article Nine of the Articles of Incorporation regarding advance notice of nominations and proposals;

             6.    To approve an amendment to add new Article
                   Thirteen to the Articles of Incorporation regarding limitations on the liability of directors;

             7. To authorize the sale of certain types of securities from time to time to MetLife, Inc., the beneficial owner of a majority of the Company's common shares, or affiliates of MetLife, Inc.;

             8.    To approve an amendment to the Company's Flexible
                   Stock Plan; and

             9. To transact such other and further business, if any, as properly may be brought before the meeting.

                                REINSURANCE GROUP OF AMERICA, INCORPORATED

                                   By

      /s/ James E. Sherman                    /s/ Stewart Nagler

           Secretary                         Chairman of the Board

         EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                 [RGA logo]

                 REINSURANCE GROUP OF AMERICA, INCORPORATED
      1370 TIMBERLAKE MANOR PARKWAY, CHESTERFIELD, MISSOURI 63017-6039


                               PROXY STATEMENT

                                   FOR THE
                     ANNUAL MEETING OF THE SHAREHOLDERS
                           TO BE HELD MAY 26, 2004
                  MARRIOTT WEST HOTEL, ST. LOUIS, MISSOURI

         This proxy statement is furnished to the holders of Common Stock of Reinsurance Group of America, Incorporated (the "Company" or "RGA") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Shareholders to be held at 2:00 p.m. May 26, 2004, and all adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of the Shareholders. Such holders are hereinafter referred to as the "Shareholders." The Company is first mailing this proxy statement and the enclosed form of proxy to Shareholders on or about April 12, 2004.

         Whether or not you expect to be present in person at the meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of Common Stock can be voted only when represented by a properly executed proxy.

         Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         The close of business on March 26, 2004 has been fixed as the record date for the determination of the Shareholders entitled to vote at the Annual Meeting of the Shareholders. As of the record date, approximately 62,240,834 shares of Common Stock were outstanding and entitled to be voted at such meeting, with approximately 91 holders of record. Shareholders will be entitled to cast one vote on each matter for each share of Common Stock held of record on the record date.

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2003 accompanies this proxy statement.

         The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will primarily be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by telephone or telefax by directors, officers, or regular employees of the Company.

                       ITEM 1 - ELECTION OF DIRECTORS

        The first item to be acted upon at the Annual Meeting is the election of three directors of the Company for terms expiring at the Annual Meeting in 2007, or until their respective successors have been elected and have qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named.

NOMINEES AND CONTINUING DIRECTORS

         The Board of Directors is divided into three classes, each of which generally contains either three or four directors, with the terms of office of each class ending in successive years. Mary Ann Brown left the Board in June 2003 following her resignation from employment with Metropolitan Life Insurance Company ("Metropolitan Life"), a subsidiary of MetLife, Inc. ("MetLife"). On October 22, 2003, the Board appointed Leland C. Launer, Jr. to fill the vacancy created by Ms. Brown's resignation. At that meeting the Board also appointed Lisa M. Weber as a director, effective November 1, 2003. Mr. Launer and Ms. Weber are employees and officers of MetLife and its various subsidiaries, and both directorships are in the class of directors with terms expiring in 2006. The Company's Corporate Governance Guidelines provide that a director may not stand for election after his or her 70th birthday. Accordingly, William A. Peck, M.D., who has attained age 70, will retire from the Board on the date of the Annual Meeting of Shareholders. The Board is nominating William J. Bartlett to fill the vacancy created by Dr. Peck's retirement. The Board has nine directors and one vacancy, and the Nominating and Corporate Governance Committee currently is evaluating director candidates to fill the vacancy. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Each of the directors has served in his or her principal occupation for the last five fiscal years, unless otherwise indicated.

         Should any one or more of the nominees be unable or for good cause is unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. With the exception of Mr. Bartlett, all of the nominees are currently directors of the Company. All of the nominees for director have agreed to serve if elected. The Company recommends a vote FOR the three nominees for election to the Board.

                                                                                                 SERVED AS
                                                                                                 ---------
                                                                                                 DIRECTOR
                                                                                                 --------
                                 DIRECTORS                                                         SINCE
                                 ---------                                                         -----
TO BE ELECTED AS DIRECTORS FOR TERMS ENDING 2007:

WILLIAM J. BARTLETT, 54                                                                               --

     Retired partner, Ernst & Young Australia. Mr. Bartlett was an accountant and consultant with Ernst & Young for over 35 years and advised numerous clients in the global insurance industry. Mr. Bartlett was appointed a partner of Ernst & Young in Sydney, Australia in July
     1980, a position he held until his retirement in June 2003. He served as chairman of the firm's global insurance practice from 1991 to 2000, and was chairman of the Australian insurance practice group from 1989 to 1998. He holds several professional memberships in Australia (ACPA and FCA), South Africa (SA), and the United Kingdom (FCMA).

                                     2


ALAN C. HENDERSON, 58                                                                               2002

     Retired President and Chief Executive Officer of RehabCare Group, Inc.
     from June 1998 until June 2003. Prior to becoming President and Chief
     Executive Officer, Mr. Henderson was Executive Vice President, Chief
     Financial Officer and Secretary of RehabCare from 1991 through May
     1998. Mr. Henderson was a director of RehabCare Group, Inc. from June
     1998 to December 2003, Angelica Corporation from March 2001 to June
     2003, and General American Capital Corp., a registered investment company, from October 1989 to April 2003.

A. GREIG WOODRING, 52                                                                               1993

     President and Chief Executive Officer of the Company since 1993.
     Mr. Woodring also is an executive officer of General American Life
     Insurance Company ("General American"). He headed General American's reinsurance business from 1986 until the Company's formation in December 1992. He also serves as a director and officer of a number of subsidiaries of the Company.

TO CONTINUE IN OFFICE UNTIL 2006:

STUART I. GREENBAUM, 67                                                                             1997

     Dean of the John M. Olin School of Business at Washington University since July 1995. Prior to his current position, he spent 20 years at the Kellogg Graduate School of Management at Northwestern University where he was Director of the Banking Research Center and Norman Strunk
     Distinguished Professor of Financial Institutions. Mr. Greenbaum has served on the Federal Savings and Loan Advisory Council and the Illinois Task Force on Financial Services, and has been a consultant for the American Bankers Association, the Bank Administration
     Institute, the Comptroller of the Currency, the Federal Reserve System, and the Federal Home Loan Bank System, among others. He is also a director of First Oak Brook Bancshares, Inc. and Noble International,
     Ltd.



LELAND C. LAUNER JR., 48                                                                            2003

     Executive Vice President and Chief Investment Officer of MetLife and
     Metropolitan Life since July 2003, prior to which he was a Senior Vice
     President of Metropolitan Life for more than five years.

LISA M. WEBER, 41                                                                                   2003

     Senior Executive Vice President and Chief Administrative Officer of
     MetLife and Metropolitan Life since June 2001. She was Executive Vice
     President of MetLife and Metropolitan Life from December 1999 to June
     2001 and was head of Human Resources of Metropolitan Life from March
     1998 to December 2003. Ms. Weber was a Senior Vice President of MetLife from September 1999 to November 1999 and Senior Vice President of
     Metropolitan Life from March 1998 to November 1999. Previously, she was
     Senior Vice President of Human Resources of PaineWebber Group
     Incorporated, where she was employed for ten years.

                                     3


TO CONTINUE IN OFFICE UNTIL 2005:

J. CLIFF EASON, 56                                                                                  1993

     Retired President of Southwestern Bell Telephone, SBC Communications,
     Inc. ("SBC"), a position he held from September 2000 through January
     2002. He served as President, Network Services, SBC from October 1999 through September 2000; President, SBC International of SBC, from March
     1998 until October 1999; President and CEO of Southwestern Bell
     Telephone Company ("SWBTC") from February 1996 until March 1998;
     President and CEO of Southwestern Bell Communications, Inc. from July
     1995 through February 1996; President of Network Services of SWBTC from
     July 1993 through June 1995; and President of Southwestern Bell
     Telephone Company of the Midwest from 1992 to 1993. He held various other positions with Southwestern Bell Communications, Inc. and its subsidiaries prior to 1992, including President of Metromedia Paging from 1991 to 1992. Mr. Eason was a director of Williams Communications
     Group, Inc. until his retirement in January 2002.

STEWART G. NAGLER, 61                                                                               2002

     Vice Chairman of the Board of MetLife since September 1999, and served as Chief Financial Officer of MetLife from September 1999 to December
     2003. He has been Vice Chairman of the Board of Metropolitan Life since
     July 1998 and served as Chief Financial Officer of that company from April 1993 to December 2003. He is a Fellow of the Society of
     Actuaries, a Trustee of the Boys & Girls Clubs of America, and Chair of the Board of Polytechnic University of New York. He received a bachelor's degree in mathematics, summa cum laude, from Polytechnic
     University. Mr. Nagler has been a Director of MetLife since August 1999 and a Director of Metropolitan Life since 1997. Mr. Nagler has announced his planned retirement from the Boards of Directors of MetLife and Metropolitan Life, effective in 2004, and his planned retirement from the Company's Board of Directors effective at the same time.



JOSEPH A. REALI, 51                                                                                 2002

     Senior Vice President and Tax Director of Metropolitan Life since 1999.
     Mr. Reali has served as the liaison with RGA since July 2002. Mr. Reali joined MetLife in 1977 as an attorney in the Law Department, and in 1985 he became a Vice President in the Tax Department. In 1993 he was appointed Vice President and Corporate Secretary, and in 1997 he became a Senior Vice President. Mr. Reali received a J.D. degree, cum laude, from Fordham University School of Law and an LL.M degree in taxation from New York University Law School. Mr. Reali has served as an associate adjunct professor at Fordham University School of Law, and serves as Counsel and Secretary of the Metropolitan Life Foundation.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held a total of four regular and one special meetings during 2003. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he or she served during 2003. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

AUDIT COMMITTEE

         The Audit Committee met eight times in 2003, and consisted of Messrs. Greenbaum (Chairman), Eason, Henderson and Peck. The Audit Committee is directly responsible for the appointment compensation, retention and oversight of the work of the Company's independent auditor. The Committee oversees the Company's accounting and financial reporting processes, the adequacy of the Company's internal control over financial reporting and of its disclosure controls and procedures, and the integrity of its financial statements, pre-approves all audit and non-audit services to be provided by the independent auditor, reviews reports concerning significant legal and regulatory matters, and reviews the performance of the Company's internal audit function. The Committee also discusses the Company's filings on Forms 10-K and 10-Q and the financial information in those filings. The Audit Committee works closely with management as well as the Company's independent auditor and internal auditor. A more detailed description of the role and responsibilities of the Audit Committee is set forth in a written charter, adopted by the Board of Directors. In March 2004, the Audit Committee recommended, and the Board approved, a revised charter a copy of which is attached as Exhibit A to this Proxy Statement. The Audit Committee charter also is available on the Company's website (www.rgare.com). The Audit Committee has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Please see the discussion of Policies on Communications under "Shareholder Communications with the Board of Directors." The Policies on Communications also is available on the Company's website.

         The Board of Directors has determined, in its judgment, that all of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the New York Stock Exchange ("NYSE"). The Board of Directors has determined, in its judgment, that Messrs. Greenbaum and Henderson are qualified as audit committee financial experts within the meaning of SEC regulations and the Board has determined that each of them has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee Charter provides that members of the Audit Committee may not simultaneously serve on the audit committee of more than two other public companies.

COMPENSATION COMMITTEE

         The Compensation Committee met seven times during 2003 and consisted of Messrs. Eason (Chairman), Greenbaum, Peck, and Reali. This Committee establishes and oversees the Company's general compensation policies, reviews the performance and compensation of the CEO, and reviews and determines compensation for other executives and employees. The Committee also produces an annual report on executive compensation for inclusion in the Company's proxy statement. A more detailed description of the role and responsibilities of the Compensation Committee is set forth in a written charter adopted by the Board of Directors, which is available on the Company's website (www.rgare.com). Mr. Reali resigned from the Committee on January 28, 2004. The Board of Directors has determined, in its judgment, that, all of the Committee's members were independent within the meaning of the listing standards of the NYSE.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The Nominating Committee (renamed the Nominating and Corporate Governance Committee on March 8, 2004) met once in 2003, and consisted of Messrs. Peck (Chairman), Eason, Greenbaum, and Reali. This Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company's Corporate Governance Guidelines. In addition, the Committee identifies individuals qualified to become members of the Board, consistent with the criteria established by the Board; develops and reviews background information on candidates for the Board; and makes recommendations to the Board regarding such candidates. The Committee also will prepare and supervise the Board's annual review of director independence and the performance self-evaluations to be conducted by the Board and Committees.

A more detailed description of the role and responsibilities of the Compensation Committee is set forth in a written charter adopted by the Board of Directors, which is available on the Company's website (www.rgare.com). Mr. Reali resigned from the Committee on January 28, 2004. The Board of Directors has determined, in its judgment, that all of the Committee's members are independent within the meaning of the listing standards of the NYSE. Shareholders wishing to propose nominees to the Committee for consideration should notify in writing the Secretary of the Company in accordance with the process described in "Shareholder Nominations and Proposals." The Secretary will inform the members of the Committee of such nominees.

DIRECTOR COMPENSATION

         Directors who also serve as officers of the Company, MetLife or any subsidiaries of such companies, do not receive any additional compensation for serving the Company as members of the Board of Directors or any of its committees. At various times during 2003, this group of directors consisted of Messrs. Nagler, Reali, Launer, and Woodring, and Ms. Brown and Ms. Weber. Directors who are not employees of the Company, MetLife or any subsidiaries of such companies ("Non-Employee Directors") are paid an annual retainer fee of $24,000 (except the chair of the Audit Committee - see below), and are paid $1,200 for each Board meeting attended in person, $600 for each telephonic Board meeting attended, $750 for each committee meeting attended in person (except the committee chairman, who is paid $1,200 for each committee meeting attended) and $375 for each telephonic committee meeting attended (except the committee chairman, who is paid $600 for each committee meeting attended). Effective February 12, 2003, the annual retainer fee for the chair of the Audit Committee was increased $8,000 to $32,000. During 2003, the group of Non-Employee Directors consisted of Messrs. Eason, Greenbaum, Henderson and Peck. The Company also reimburses directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

         Of the $24,000 annual retainer paid to Non-Employee Directors ($32,000 for the chair of the Audit Committee), $12,000 is paid in shares of the Company's Common Stock on the date of the regular Board meeting in January of each year, and the balance of $12,000 ($20,000 for the chair of the Audit Committee) is paid in cash. Also on the date of the regular Board meeting in January, each Non-Employee Director (other than the Chairman) is granted an option to purchase 3,000 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on such date. The option vests one year from the date of grant. On January 29, 2003, each of Messrs. Eason, Greenbaum, Henderson and Peck were awarded an option to purchase 3,000 shares of Common Stock at an exercise price of $27.29 per share, the closing price of the Company's Common Stock on the date of grant. The options become fully vested on the first anniversary of the grant.

         The Chairman of the Board (if qualified as a Non-Employee Director) receives an annual retainer of $32,000, which consists of $16,000 paid in shares of the Company's Common Stock on the date of the regular Board meeting in January, with the balance paid in cash. The Chairman (if qualified as a Non-Employee Director) is granted an option to purchase 4,000 shares of Common Stock on the same terms.

         Non-Employee Directors may elect to receive phantom shares in lieu of their annual retainer (including the stock portion) and meeting fees. A phantom share is a hypothetical share of Common Stock of the Company based upon the fair market value of the Common Stock at the time of the grant. Phantom shares are not transferable and are subject to forfeiture unless held until the director ceases to be a director by reason of retirement, death, or disability. Upon such an event, the Company will issue cash or shares of Common Stock in an amount equal to the value of the phantom shares.

         All such stock and options are issued pursuant to the Flexible Stock Plan for Directors, which was adopted effective January 1, 1997. At the annual meeting held May 28, 2003, the shareholders approved the Amended and Restated Flexible Stock Plan for Directors. Phantom shares are granted under the Phantom Stock Plan for Directors, which was adopted April 13, 1994. At the annual meeting held May 28, 2003, the shareholders approved an amendment to the Phantom Stock Plan for Directors.

CORPORATE GOVERNANCE

         The Company has adopted an Employee Code of Business Conduct and Ethics (the "Employee Code"), a Directors' Code of Conduct (the "Directors' Code"), and a Financial Management Code of Professional Conduct (the "Financial Management Code"). The Employee Code applies to all employees and officers of the Company and its subsidiaries. The Directors' Code applies to directors of the Company and its subsidiaries. The Financial Management Code applies to the Company's chief executive officer, chief financial officer, corporate controller, primary financial officers in each business unit, and all professionals in finance and finance-related departments. The Company intends to satisfy its disclosure obligations under Item 10 of Form 8-K by posting on its website information about amendments to, or waivers from, a provision of the Financial Management Code that applies to the Company's chief executive officer, chief financial officer, and corporate controller.

         In March 2004, the Board of Directors adopted Corporate Governance Guidelines, a revised Audit Committee Charter, charters for the Compensation Committee and Nominating and Corporate Governance Committee, and Policies on Communications (collectively "Governance Documents"). The Codes and Governance Documents referenced above are available on the Company's website at www.rgare.com. The Company will provide without charge upon written or oral request, a copy of any of the Codes of Conduct or Governance Documents. Requests should be directed to Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, MO 63017 by electronic mail (investrelations@rgare.com) or by telephone (636-736-7243).

DIRECTOR INDEPENDENCE

         In accordance with the Corporate Governance Guidelines, the Board undertook a review of director independence in March 2004. During this review, the Board received a report noting that there were no transactions or relationships between any of Messrs. Bartlett, Eason, Greenbaum, Henderson, or Dr. Peck, or any member of their immediate family, and the Company and its subsidiaries and affiliates. The purpose of this review was to determine whether any of these five directors had a material relationship with the Company that would preclude such director from being independent under the listing standards of the NYSE or the Company's Corporate Governance Guidelines.

         As a result of this review, the Board affirmatively determined, in its judgment, that each of the five directors named above are independent of the Company and its management under the applicable standards. Messrs. Nagler, Launer, Reali and Ms. Weber are considered non-independent directors because of their status as senior executives or officers of MetLife or its subsidiaries and affiliates. Mr. Woodring is a non-independent director because he is Chief Executive Officer of the Company.

CONTROLLED COMPANY EXEMPTION

         The listing standards of the NYSE require listed companies to have a Board of Directors that have a majority of independent directors. There is an exemption from this requirement for "controlled companies," which means a company of which more than 50% of the voting power is held by an individual, a group or another company. Controlled companies need not comply with the requirement to have a majority of independent directors or Compensation and Nominating and Corporate Governance Committees composed entirely of independent directors. MetLife beneficially owns approximately 52% of the Company's outstanding shares. Accordingly, the Company is a "controlled company" under the NYSE listing standards. The Company is relying on the controlled company exemption in connection with the requirement to have a majority of independent directors. However, the Company has chosen not to rely on the exemption for the Compensation and Nominating and Corporate Governance Committees and, as of January 28, 2004, the Board has determined that, in its judgment, those two Committees were composed entirely of independent directors.

OTHER MATTERS

         In March 2004, the Board named Mr. Nagler as the presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which the management director (Mr. Woodring) does not participate. In March 2004, the Board adopted a Policies on Communications, which describes the methods for interested parties to communicate directly with the presiding director or with the non-management directors. The Policies on Communications is available on the Company's website.

 SECURITIES OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

                         OWNERSHIP OF SHARES OF RGA
                         --------------------------

         The following table sets forth, as of February 1, 2004, certain information with respect to: (1) each person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock, and (2) the ownership of Common Stock by (i) each director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors, nominees, and executive officers as a group.

                                                                 AMOUNT AND NATURE OF         PERCENT OF
BENEFICIAL OWNER(2)                                              BENEFICIAL OWNERSHIP(1)        CLASS(2)
--------------------                                             -----------------------        --------

SIGNIFICANT SHAREHOLDERS:

MetLife, Inc.                                                             32,243,539(3)            51.9%
  One Madison Avenue
  New York, New York 10010
Wellington Management Company, LLP                                         5,990,945(4)             9.6%
  75 State Street
  Boston, Massachusetts 02109
Kayne Anderson Rudnick Investment Management, LLC                          4,460,429(5)             7.2%
  1800 Avenue of the Stars, Second Floor
  Los Angeles, California 90067

DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS:

A. Greig Woodring, Director, President and Chief                             262,693(6)               *
  Executive Officer(3)

William J. Bartlett, Director Nominee                                             --                 **

J. Cliff Eason, Director                                                      21,383(7)               *

Stuart Greenbaum, Director                                                    19,580(8)               *

Alan C. Henderson, Director                                                    7,943(9)               *

Leland C. Launer, Jr., Director (3)                                               --                 **

Stewart G. Nagler, Chairman (3)                                                1,000                  *

William A. Peck, M. D., Director                                              15,583(10)              *

Joseph A. Reali, Director                                                         --                 **

Lisa M. Weber, Director (3)                                                       --                 **

David B. Atkinson, Executive Vice President and Chief                        152,641(11)              *
    Operating Officer

Jack B. Lay, Executive Vice President and Chief Financial                     80,323(12)              *
    Officer

Paul A. Schuster, Executive Vice President, U.S. Operations                   72,823(13)              *

                                     8

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

                                                                 AMOUNT AND NATURE OF         PERCENT OF
BENEFICIAL OWNER(2)                                              BENEFICIAL OWNERSHIP(1)        CLASS(2)
--------------------                                             -----------------------        --------

Graham Watson, Executive Vice President and Chief Marketing                   91,891(14)              *
    Officer

Andre St-Amour, Retired Executive Vice President and Chief                     5,250(15)              *
    International Operating Officer

All directors and executive officers                                         779,315(16)           1.24%
    as a group (16 persons)

*    Less than one percent.
**   Not applicable.

(1) Unless otherwise indicated, each named person has sole voting and investment power over the shares listed as beneficially owned.

(2) For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. For computing the percentage of the class of securities held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of common stock underlying fully vested stock options) are deemed to be outstanding for the purposes of computing the percentage ownership of such person or group but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or group.

(3) The amount in the table reflects the total beneficial ownership of MetLife and certain of its affiliates. Mr. Woodring is an executive officer of GenAmerica Financial Corporation ("GenAmerica") and General American. Messrs. Nagler and Launer, and Ms. Weber, are executive officers of MetLife. These individuals disclaim beneficial ownership of the shares beneficially owned by MetLife and its subsidiaries.

(4) As reported on a Schedule 13G filed February 12, 2004. Wellington Management Company, LLP ("WMC") is an investment adviser. Shares are owned of record by clients of WMC, none of which is known to have beneficial ownership of more than five percent of the Company's outstanding shares. WMC has shared voting power of 4,660,537 shares and shared dispositive power of 5,990,945 shares.

(5) As reported on a Schedule 13G filed February 10, 2004. Kayne Anderson Rudnick Investment Management, LLC ("KAR"), is an investment advisor. Shares are owned by several accounts managed, with discretion to purchase or sell securities, by KAR, none of which has beneficial ownership of more than five percent of the Company's outstanding shares. KAR has sole voting and dispositive power for all of the shares reported.

(6) Includes 218,576 shares of Common Stock subject to stock options that are exercisable within 60 days. Also includes 15,000 shares of restricted Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Woodring has no investment power.

(7) Includes 17,933 shares of Common Stock subject to stock options that are exercisable within 60 days. Also includes 1,200 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Eason has no investment power.

(8) Includes 17,933 shares of Common Stock subject to stock options that are exercisable within 60 days. Also includes 1,200 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Greenbaum has no investment power.

(9) Includes 6,000 shares of common stock subject to stock options that are exercisable within 60 days. Also includes 1,200 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Henderson has no investment power.

(10) Includes 13,433 shares of common stock subject to stock options that are exercisable within 60 days. Also includes 1,200 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Dr. Peck has no investment power.

(11) Includes 113,148 shares of Common Stock subject to stock options that are exercisable within 60 days and 2,250 shares held by Mr. Atkinson's children. Also includes 6,548 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Atkinson has no investment power.

(12) Includes 71,975 shares of Common Stock subject to stock options that are exercisable within 60 days and 1,800 shares for which he shares voting and investment power with his spouse. Also includes 6,548 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Lay has no investment power.

(13) Includes 64,216 shares of Common Stock subject to stock options that are exercisable within 60 days.

(14) Includes 83,924 shares of Common Stock subject to stock options that are exercisable within 60 days and 6,187 shares owned by Intercedent Limited, a Canadian corporation of which Mr. Watson has a majority ownership interest.

                                     9


(15) The Ownership table includes stock ownership information for all persons named in the Summary Compensation Table. Effective June 30, 2003, Mr. St-Amour retired as an executive officer of the Company; however, he is included in the Summary Compensation Table and other tables in this proxy statement in accordance with Securities and Exchange Commission ("SEC") rules.

(16) Includes a total of 655,343 shares of Common Stock subject to stock options that are exercisable within 60 days; and 32,896 shares of restricted Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which the holder has no investment power.

                       OWNERSHIP OF SHARES OF METLIFE
                       ------------------------------

         The following table sets forth, as of February 1, 2004, certain information with respect to the following individuals to the extent they own shares of common stock of MetLife, the Company's parent: (i) each director and nominee for director of the Company; (ii) each executive officer of the Company named in the Summary Compensation table; and (iii) all directors, nominees, and executive officers as a group.

                                                                                                            PERCENT OF
                                                                                                            ----------
                 BENEFICIAL OWNER                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)         CLASS
                 ----------------                         --------------------------------------------         -----
                                                              Direct                  Indirect (2)
                                                              ------                  ------------
Stewart G. Nagler, Chairman                                  243,946(3)                       419                *
Leland C. Launer, Jr., Director                               52,101(4)                        38                *
Joseph A. Reali, Director                                     52,525(5)                       170(6)             *
Lisa M. Weber, Director                                      145,342(7)                     1,766(8)             *
A. Greig Woodring, Director, President & CEO                      90                           --                *
All directors and executive officers as a group
(16 persons)                                                 494,004                        2,393                *

*Less than one percent.
(1) Unless otherwise indicated, each named person has sole voting and investment power over the shares listed as beneficially owned.
(2) Unless otherwise noted, represents shares held through the MetLife Policyholder Trust, which has sole voting power over such shares.
(3) Includes 201,368 shares of MetLife common stock subject to stock options that are exercisable within 60 days, 32,390 deferred share units payable in shares of MetLife common stock under MetLife's Deferred Compensation Plan for Officers, and 10,188 share equivalent units payable in cash under MetLife's Auxiliary Savings and Investment Plan.
(4) Includes 45,086 shares of MetLife common stock subject to stock options that are exercisable within 60 days and 7,015 deferred share units payable in shares of MetLife common stock under MetLife's Deferred Compensation Plan for Officers.
(5) Includes 43,152 shares of MetLife common stock subject to stock options that are exercisable within 60 days, and 6,373 deferred share units payable in shares of MetLife common stock under MetLife's Deferred Compensation Plan for Officers.
(6) Includes 10 shares jointly held with Mr. Reali's spouse, Madelyn Reali, with whom Mr. Reali shares investment power.
(7) Includes 129,851 shares of MetLife common stock subject to stock options that are exercisable within 60 days and 15,491 deferred share units payable in shares of MetLife common stock under MetLife's Deferred Compensation Plan for Officers.
(8) Includes 10 shares held through the MetLife Policyholder Trust, which has sole voting power over such shares, and 1,756 shares held in MetLife's Savings and Investment Plan, which may vote the shares if no voting instruction is provided to the plan trustee.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Directors, executive officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4, and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received, or written representations from certain reporting persons, the Company believes that all its directors, executive officers, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2003.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's Compensation Committee was composed during 2003 of three non-employee directors and one director who is an employee of MetLife. The Committee establishes and oversees the Company's general compensation policies, reviews the performance and compensation of the CEO, and reviews compensation for others executives and employees. RGA Reinsurance Company ("RGA Re"), a wholly owned indirect subsidiary of the Company, employs all of the Company's "executive officers" (the seven officers who were reporting persons for purposes of Section 16 of the Exchange Act on December 31, 2003) except for Andre St-Amour who, prior to his retirement in June 2003, was employed by RGA Life Reinsurance Company of Canada, and Graham Watson, who is employed by RGA International Corporation.

BASE SALARIES
-------------

        In forming its recommendations on the overall salary program for executive officers, the Compensation Committee has from time to time engaged an independent consulting firm to determine how the Company's executive compensation compares to that of other comparable companies, including publicly held insurance and reinsurance companies. In February 2003, based upon an analysis of executive compensation performed late the prior year, the Committee approved salary increases for the executive officers that averaged 4.9%. Increases to the salaries of executive officers approved by the Committee are intended to bring compensation to a more appropriate level for those positions, based on market data. The Committee also reviewed the performance of Mr. Woodring and the Company during 2002. Based upon that review, and the Committee's plans to adopt a new compensation arrangement for the 2004 year, the Committee kept Mr. Woodring's salary and target bonus percentage at their then existing levels for 2003.

MANAGEMENT INCENTIVE PLAN
-------------------------

         All of the Company's executive officers participate in the Management Incentive Plan ("MIP"), which provides incentive compensation based on a Participant's individual performance as well as their division's and the Company's achievements. The Company's results are measured primarily on annual operating earnings (net income from continuing operations less realized capital gains and losses and certain other non-operating items) per share and secondarily on annual consolidated revenues; divisional results are based on the division's revenues and operating earnings. Based on these criteria, the Committee approves a schedule of specific incentives set for each Participant, with a minimum level of performance that must be met before any payment to the individual can be made, a target and a maximum. The Company's performance must meet certain levels, as determined in advance by the Committee, before any awards are made under the MIP. Awards are based on a specified percentage of salary, which varies for each Participant.

         A portion of the MIP award for RGA executive officers is paid in the form of performance shares pursuant to the Executive Performance Share Plan. Each performance share represents the equivalent of one share of Common Stock, and the value of each performance share is determined by the current fair market value of a share of the Company's Common Stock. In the U.S. plan, performance shares vested in one-third increments on the last day of each of the three calendar years following the year in which they are awarded. Performance shares in the Canadian plan vested 100% on December 15 of the third calendar year following the year in which they were awarded.

         Payment from the U.S. plan with respect to vested performance shares may be made only in certain circumstances relating to termination of employment, or when the participant exercises stock options, or the value of the participant's vested performance shares exceeds 500% of his or her target bonus for the year. In the Canadian plan, performance shares must be paid upon vesting. Payment under both the U.S. and Canadian plans may be made in the form of cash or shares of Common Stock, as determined by the Committee. See "Executive Compensation - Option/Performance Share Grants in Last Fiscal Year."

         In February 2004, the Committee determined the MIP awards for 2003. The Company's revenue growth and operating earnings in fiscal 2003 exceeded and reached, respectively, the amounts for maximum bonus awards under the Management Incentive Plan. Based on consolidated results, the average cash bonus award under the MIP to executive officers was approximately 38% of total compensation (salary, cash bonus and cash value of 2003 performance shares). Mr. Woodring's cash bonus award under the MIP, which is based solely on Company results for 2003, was $728,000, or approximately 46% of his total compensation for the year. The average payment in the form of performance shares to executive officers was approximately 15% of total compensation for 2003. Mr. Woodring received 6,974 performance shares for 2003, which were valued at $280,000 based on the market value of RGA Common Stock on the date of grant in February 2004.

PROFIT SHARING PLAN
-------------------

         All employees of RGA Re who meet the eligibility requirements participate in the profit sharing plan. Effective January 1, 2001, the Company adopted a safe harbor design for the plan that provides for a match of up to 4% of compensation. All eligible employees also are entitled to receive a profit sharing award ranging from 0% to 6% of compensation depending on whether the Company meets or exceeds its minimum performance level and targets, regardless of their 401(k) participation. A minimum performance level must be met before the profit sharing award can be made. The minimum performance level and targets for each year are established at the beginning of the year. A participant may elect to receive up to one-half of his profit sharing award in cash.

         The Company exceeded its targets for revenue growth and operating earnings in fiscal 2003. Based on these results, in January 2004 the Board of Directors approved a profit sharing award of 6.0%. The profit sharing award for executives who participate in the performance share portion of the MIP are reduced by one-half. Mr. Woodring, who participates in such programs, received a profit sharing award of $29,775 for 2003.

FLEXIBLE STOCK PLAN
-------------------

         The Committee has previously granted stock options pursuant to the Company's Flexible Stock Plan, which was established in 1993. The exercise price of each option has been no less than the market price of the Common Stock on the date of grant. In January 2003, in accordance with grant guidelines, the Committee awarded a total of 723,654 options for Common Stock, including 234,759 to the Company's executive officers. Mr. Woodring was awarded 82,081 options. The criteria for determining individual option grants were the same as those used in the prior year. Stock options are intended to reflect management's involvement in the Company's performance and to encourage their continued contribution to the future of the Company. The Company views stock options as an important means of aligning the economic interests of management and shareholders.

EXECUTIVE STOCK OWNERSHIP GUIDELINES
------------------------------------

         In February 2004, in order to further align the interests of the Company's management and its shareholders, the Committee revised the executive stock ownership guidelines initially adopted in October 1996. The revised guidelines increase the market value of the Company's shares that executives should seek to hold, based on a multiple of the executive's base salary, as follows: the CEO (four times), Executive Vice Presidents (three times) and Senior Vice Presidents (two times). The market value of shares includes only those shares of common stock and restricted shares that are directly or beneficially owned by the executive. Executives who are subject to the guidelines must retain the net proceeds (net of taxes and exercise cost) of any stock option exercises until they satisfy their respective stock ownership requirement.

SECTION 162(m)
--------------

        The Committee endeavors to maximize the deductibility of compensation under Section 162(m) of the Internal Revenue Code while maintaining competitive compensation.

                         THE COMPENSATION COMMITTEE

               J. Cliff Eason, Chairman           Stuart Greenbaum William
               A. Peck, M.D.                      Joseph A. Reali

                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth certain summary information concerning the compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other four most highly compensated named executive officers of the Company during 2003. Mr. St-Amour retired as an executive officer of the Company on June 30, 2003; however, he is included in the Summary Compensation Table in accordance with SEC rules.

                                              SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION      LONG TERM COMPENSATION AWARDS
                                                -------------------      -----------------------------
                                                                                            SECURITIES      ALL OTHER
                                                                         RESTRICTED         UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR  SALARY($)(1)  BONUS ($)(2)(3)    STOCK($)      OPTIONS(#)(4)         ($)(5)
---------------------------         ----  ------------  ---------------  ----------      -------------   ------------

A. Greig Woodring                   2003      $560,000       $1,011,000          --             82,081        $42,775
    President and Chief             2002       560,000          759,077          --             70,197         29,124
    Executive Officer               2001       550,919          175,710          --             67,086        161,866

David B. Atkinson                   2003      $380,000         $460,162          --             34,811        $24,883
    Executive Vice President and    2002       378,154          288,029          --             28,831         26,766
    Chief Operating Officer         2001       365,231           77,694          --             29,350         77,524

Jack B. Lay                         2003      $307,115         $266,500          --             27,025        $26,209
    Executive Vice President and    2002       287,308          180,018          --             19,195         17,605
    Chief Financial Officer         2001       242,692           28,513          --             19,287         35,767

Paul A. Schuster                    2003      $295,192         $258,000          --             25,192        $20,006
    Executive Vice President, U.S.  2002       273,462          223,000          --             20,762         15,956
    Operations                      2001       257,308           45,299          --             18,029         32,259

Graham Watson                       2003      $250,000         $533,618          --             45,495         $5,975
    EVP, International and Chief    2002       232,692          416,349          --             17,236          4,331
    Marketing Officer - RGA;        2001       218,769          241,788          --             17,778          4,274
    CEO, RGA International Corp.

Andre St-Amour (6)                  2003      $157,500          $27,563          --             28,857         $5,975
    Retired former EVP - RGA;       2002       312,692          236,274          --             23,504          4,331
    President, RGA Life             2001       290,769           62,298          --             20,126          4,274
    Reinsurance Company of Canada

--------
(1) For Messrs. Woodring, Atkinson, Lay and Schuster, includes any amounts deferred at the election of the executive officers under the RGA Re Executive Deferred Savings Plan. Messrs. St-Amour and Watson, as non-U.S. citizens, are not eligible to participate in such plan. Amounts for Mr. St-Amour include amounts deferred under the Retirement Plan of RGA Life Reinsurance Company of Canada.

(2) Includes for all named executive officers, cash bonuses earned for each year (including any bonuses deferred at the election of the executive officers) under the cash bonus portion of the Management Incentive Plan
     (MIP), which bonus totaled

                                     13


     $728,000 for Mr. Woodring, $351,653 for Mr. Atkinson, $186,000 for Mr. Lay, $180,000 for Mr. Schuster, $150,000 for Mr. Watson, and $27,563 for Mr. St-Amour for 2003. Also includes amounts paid in cash or deferred at the officer's election each year under the RGA Re Profit Sharing Plan for Messrs. Woodring, Atkinson, Lay and Schuster, which totaled $3,000 for 2003 and 2002, and $531 for 2001. The amounts shown for Mr. Watson for 2003, 2002, and 2001 also include: (i) a Canadian production bonus of $300,366, $258,797, and $201,903, respectively (see "Executive Compensation - Other Employment Arrangements"); and (ii) $20,739,
     $16,538, and $3,337, respectively, paid in lieu of an award under the RGA Re Profit Sharing Plan, in which Mr. Watson is not eligible to participate.

(3) Includes, in 2003, 2002, and 2001, the value of the following number of performance shares granted in February 2004, March 2003, and February 2002, respectively, pursuant to the Executive Performance Share Plan based on the closing price of the Company's Common Stock on the date of award: Mr. Woodring - 6,974, 7,946, and 1,969 performance shares; Mr. Atkinson - 2,628, 3,235, and 776 performance shares; Mr. Lay - 1,930, 2,093, and 431 performance shares; Mr. Schuster - 1,868, 1,951, and 466 performance shares; Mr. Watson - 1,557, 1,667, and 387 performance shares; and Mr. St-Amour - 0, 2,682 and 633 performance shares. See "Executive Compensation - Option/Performance Share Grants in Last Fiscal Year."

(4) See "Executive Compensation - Option/Performance Share Grants in Last Fiscal Year."

(5) For Messrs. Woodring, Atkinson, Lay, and Schuster, amounts represent contributions made by RGA Re in 2003, 2002, and 2001 to the officers' accounts in the RGA Re Profit Sharing Plan and the RGA Re Augmented Benefit Plan, and payments made in 2001 for accumulated paid absence time. Amounts for Messrs. Watson and St-Amour represent contributions made to their accounts by RGA Canada under its Retirement Plan.

(6) Mr. St-Amour retired on June 30, 2003. On July 18, 2003, Mr. St-Amour was elected Chairman of the Board of RGA Life Reinsurance Company of Canada

OPTION/PERFORMANCE SHARE GRANTS IN LAST FISCAL YEAR

        The Company has a Flexible Stock Plan, which provides for the award of various types of benefits, including stock options, stock appreciation rights, restricted stock, performance shares, and other stock based awards, as well as cash awards. The Company also has an Executive Performance Share Plan that provides for the award of performance shares. The following table sets forth certain information concerning options granted to the named executive officers pursuant to the Flexible Stock Plan and the Executive Performance Share Plan during 2003.

                                    OPTION/PERFORMANCE SHARE GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                                     -----------------
                                                                                                POTENTIAL REALIZABLE VALUE
                                                                                                --------------------------
                           NUMBER OF SECURITIES        % OF TOTAL                                AT ASSUMED ANNUAL RATES
                           --------------------        ----------                                -----------------------
                           UNDERLYING OPTIONS &        GRANTED TO    EXERCISE OR                OF STOCK PRICE APPRECIATION
                           --------------------        ----------    -----------                ---------------------------
                            PERFORMANCE SHARES        EMPLOYEES IN    BASE PRICE  EXPIRATION         FOR OPTION TERM(4)
                            ------------------        ------------    ----------  ----------         ------------------
        NAME                 GRANTED (#)(1)(2)        FISCAL YEAR     ($/SH)(3)      DATE           5%($)          10%($)
        ----                 -----------------        -----------     ---------      ----           -----          ------


A. Greig Woodring        82,081 options                  11.3%          $27.29     1/29/2013     $1,408,718      $3,569,968
                          6,974  performance shares      17.4%          $40.15        N/A          $176,094        $446,258

David B. Atkinson        34,811 options                   4.8%          $27.29     1/29/2013       $597,445      $1,514,043
                          2,628 performance shares        6.6%          $40.15        N/A           $66,357        $168,162

Jack B. Lay              27,025 options                   3.7%          $27.29     1/29/2013       $463,817      $1,175,405
                          1,930 performance shares        4.8%          $40.15        N/A           $48,733        $123,498

Paul A. Schuster         25,192 options                   3.5%          $27.29     1/29/2013       $432,359      $1,095,681
                          1,868 performance shares        4.7%          $40.15        N/A           $47,167        $119,531

Graham Watson            45,495 options                   6.3%          $27.29     1/29/2013       $780,810      $1,978,725
                          1,557 performance shares        3.9%          $40.15        N/A           $39,314         $99,630

Andre St-Amour           28,857 options                   4.0%          $27.29     1/29/2013       $495,259      $1,255,084
                              0 performance shares        N/A             N/A         N/A             N/A            N/A

--------
(1) The options become exercisable in 20% increments on each of January 1, 2004, 2005, 2006, 2007 and 2008. Vesting will be accelerated upon the officer's death or disability and upon a change in control of the Company (as such terms are defined in the Flexible Stock Plan and option agreements). All stock option grants were approved in January 2003.

(2) Performance share grants shown were approved in February 2004, but are included as 2003 grants because they comprise a part of the officers' 2003 bonus. See "Compensation Committee Report on Executive Compensation." Each performance share represents the equivalent of one share of Common Stock. Payment with respect to vested performance shares is made in the form of cash or shares of Common Stock, as determined by the Compensation Committee: (i) 24 months after termination of

                                     14


     employment; (ii) immediately upon termination of employment if termination is as a result of death, disability, or retirement or within six months of a change in control (as such terms are defined in the Executive Performance Share Plan); (iii) when the Participant exercises stock options, at the Participant's election; or (iv) after the last day of any calendar year in which the value of the Participant's vested performance shares exceeds 500% of his target bonus payable with respect to that year under the MIP. Performance shares granted to Messrs. Woodring, Atkinson, Lay and Schuster vest in one-third increments on each of December 31, 2004, 2005 and 2006, and performance shares awarded to Mr. Watson, who is a Canadian citizen, vest in full on December 15, 2006. Performance shares include dividend equivalent rights that are payable in performance shares and vest in proportion to the performance shares to which they relate. The number of performance shares has been rounded to the nearest whole share.

(3) For stock options, amount represents the exercise price per share of Common Stock, which is the closing price of the Common Stock on the date of grant in January 2003. For performance shares, amount represents the closing price of the Common Stock on the date of grant in February 2004.

(4) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

AGGREGATED OPTION/PERFORMANCE SHARE EXERCISES AND FISCAL YEAR-END OPTION/ PERFORMANCE SHARE VALUES

         The table below provides certain information for each of the named executive officers concerning exercises of options and performance shares during 2003 and the value of unexercised options and performance shares at December 31, 2003.

                             AGGREGATED OPTION/PERFORMANCE SHARE EXERCISES IN LAST FISCAL YEAR
                                   AND FISCAL YEAR-END OPTION/PERFORMANCE SHARE VALUES

                                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS &
                             SHARES ACQUIRED ON        VALUE           OPTIONS & PERFORMANCE SHARES          PERFORMANCE SHARES
                             ------------------        ------             AT DECEMBER 31, 2003(1)          AT DECEMBER 31, 2003(2)
       NAME                      EXERCISE(#)         REALIZED($)         EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
       ----                      -----------         -----------         -------------------------        -------------------------

A. Greig Woodring        96,534 options              $1,621,378              159,732 / 203,383 options     $1,917,825 / $1,986,823
                         11,101 performance shares     $325,902      3,743 / 12,935 performance shares         $144,667 / $499,938

David B. Atkinson       121,680 options              $1,731,305                85,696 / 90,163 options       $1,040,332 / $894,635
                         14,376 performance shares     $519,243       2,140 / 5,045 performance shares          $82,711 / $194,989

Jack B. Lay                   0 options                      $0                53,010 / 63,613 options         $645,645 / $635,636
                              0 performance shares           $0       2,149 / 3,471 performance shares          $83,059 / $134,154

Paul A. Schuster         27,513 options                $172,437                46,094 / 61,397 options         $534,128 / $605,415
                              0 performance shares           $0       5,187 / 3,326 performance shares         $200,478 / $128,550

Graham Watson                 0 options                      $0                62,182 / 79,110 options         $783,569 / $818,438
                            278 performance shares      $10,273           0 / 3,615 performance shares               $0 / $139,720

Andre St-Amour (3)       61,200 options                $489,541                          0 / 0 options                     $0 / $0
                            315 performance shares      $11,649           0 / 3,321 performance shares               $0 / $128,357

--------

(1) The Company granted stock options to senior management, including each of the named executive officers, in January 2004. The 2004 option grants, which are not currently exercisable, are not reflected in the table. Although exercisable, performance shares can be paid out only in certain limited circumstances. See "Executive Compensation - Option/Performance Share Grants in Last Fiscal Year."

(2) In the case of stock options, represents the difference between the December 31, 2003 closing price of the Company's Common Stock ($38.65) and the exercise price of the option multiplied by the number of shares underlying the option. In the case of performance shares, value represents the December 31, 2003 closing price multiplied by the number of performance shares.

(3) The information in the table for Mr. St-Amour reflects only those options and performance shares exercised prior to his retirement June 30, 2003. In accordance with the terms of his option grants, the options would be forfeited unless exercised within 90 days after retirement. Following his retirement, Mr. St-Amour exercised his remaining vested options and did not hold any options at year-end.

RETIREMENT PLANS

         Certain of the Company's employees participate in the RGA Performance Pension Plan (the "Pension Plan"), a qualified defined benefit plan. Certain of the Company's employees also participate in the RGA Reinsurance Company Augmented Benefit Plan (the "RGA Augmented Plan"), a non-qualified plan under which eligible employees are entitled to additional retirement benefits not paid under the

Pension Plan and the RGA Profit Sharing Plan due to Internal Revenue Code limits on the amount of benefits that may accrue and be paid under the Pension Plan and the RGA Profit Sharing Plan.

         Messrs. Woodring, Atkinson, Lay and Schuster participate in the Pension Plan and the RGA Augmented Plan. The monthly benefit payable for life at age 65 for each individual is the sum of (a) and (b) below:

                  (a) The sum of (1) 1.05% of Final Average Monthly Compensation multiplied by the number of years of service earned as of December
         31, 1995, plus (2) .65% of the excess, if any, of Final Average
         Monthly Compensation minus one-twelfth of the Social Security
         Maximum Wage Average, multiplied by the number of years of service earned as of December 31, 1995; plus

                  (b) The actuarial equivalent of a lump sum benefit equal to the sum of the amounts determined below for each full year of service completed after December 31, 1995:

                  Age on January 1 of the Plan Year in   Percentage of Final Average     Percentage of Excess
                  Which the Year of Service is Earned    Annual Compensation Credited    Compensation Credited
                                Up to 35                              2%                         1%
                                35 - 44                               4%                         2%
                                45 - 54                               6%                         3%
                               55 or over                             8%                         4%

         Social Security Maximum Wage Average means the average of the Social Security Wage Bases in effect for each calendar year during the 35-year period ending with the calendar year in which a participant attains the Social Security retirement age. Social Security Wage Base means the maximum amount of compensation that may be considered wages for FICA tax, or $87,000 for 2003. Breakpoint means 60% of the Social Security Wage Base raised to the next highest $100 increment. Excess Compensation means the excess, if any, of Final Average Annual Compensation minus the Breakpoint. Final Average Annual Compensation means the highest average Benefit Salary for the five consecutive years during the preceding ten years. Benefit Salary means actual base salary, eligible bonuses and pre-tax salary deferrals made to the profit sharing plan or a cafeteria plan and the CODA portion of the profit sharing award. Final Average Monthly Compensation is one-twelfth of Final Average Annual Compensation.

         As of December 31, 2003, the estimated annual benefits payable upon retirement at normal retirement age of 65 for Messrs. Woodring, Atkinson, Lay and Schuster are as follows: Mr. Woodring, $282,855; Mr. Atkinson, $98,530; Mr. Lay, $46,927, and Mr. Schuster, $44,824. Messrs. St-Amour and Mr. Watson are not eligible to participate in the Pension Plan or the RGA Augmented Plan. Mr. St-Amour (until his retirement) and Mr. Watson participate in pension plans sponsored by the governments of Quebec and Canada, respectively.

         Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the officer retires.

         Until January 1, 1994, the Company also maintained an Executive Supplemental Retirement Plan (the "RGA Supplemental Plan"), a non-qualified defined benefit plan pursuant to which eligible executive officers are entitled to receive additional retirement benefits. Benefits under the RGA Supplemental Plan were frozen as of January 1, 1994. The frozen annual benefit payable upon retirement at age 65 is $36,719 for Mr. Woodring and $7,770 for Mr. Atkinson. Retirement benefits under the RGA Supplemental Plan are payable at age 65 in the form of a 15-year certain life annuity, with no direct or indirect integration with Social Security benefits.

OTHER EMPLOYMENT ARRANGEMENTS

         The Company has agreed to pay Mr. Watson a production bonus equal to 2.5 cents per $1,000 of new business generated through the Company's Canadian subsidiaries. See "Executive Compensation - Summary Compensation Table."

                              PERFORMANCE GRAPH

         Set forth below is a graph for the Company's Common Stock for the period beginning December 31, 1998 and ending December 31, 2003. The graph compares the cumulative total return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and the Standard & Poor's Insurance (Life/Health) Index. The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's Common Stock, and are not intended to forecast or be indicative of future performance of the Common Stock.


               COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
   AMONG REINSURANCE GROUP OF AMERICA, INCORPORATED, THE S & P 500 INDEX
                AND THE S & P LIFE & HEALTH INSURANCE INDEX


                                  [GRAPH]

*$100 invested on December 31, 1998 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

                                                              Cumulative Total Return
                                     ------------------------------------------------------------------------------
                                         12/98        12/99        12/00        12/01        12/02         12/03
                                         -----        -----        -----        -----        -----         -----
Reinsurance Group Of America,
  Incorporated                          100.00        59.79        77.15        72.83        59.75         85.90
S & P 500                               100.00       121.04       110.02        96.95        75.52         97.18
S & P Life & Health Insurance           100.00        85.97        97.84        90.28        75.63         96.12

Copyright(C)2002, Standard & Poor's, a division of The McGraw-Hill
Companies, Inc.  All rights reserved.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2003 the Compensation Committee was comprised of Messrs. Eason (Chairman), Greenbaum, Peck and Reali. None of the members of the Compensation Committee have been an officer or employee of the Company or any of its subsidiaries. None of the Company's inside directors or officers serves on the compensation committee of another company of which a member of the Compensation Committee is an officer.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         MetLife and its subsidiaries, including GenAmerica and General American, are the beneficial owners of approximately 52% of the Company's outstanding stock. Messrs. Nagler and Launer, and Ms. Weber, are executive officers of MetLife. General American and MetLife have historically provided RGA and RGA Re with certain limited administrative services, such as legal, corporate risk management and corporate travel services. The cost of these services in 2003 was approximately $1.0 million.

         The Company has direct policies and reinsurance agreements with MetLife and certain of its subsidiaries. The Company reflected net premiums pursuant to these agreements of approximately $157.9 million in 2003. The net premiums reflect the net of business assumed from and ceded to MetLife and its subsidiaries.

         RGA Re has a product license and service agreement with MetLife. Under this agreement, RGA has licensed the use of its electronic underwriting product to MetLife and provides Internet hosting services, installation and modification services for the product. Payments under this agreement from MetLife in 2003 were approximately $3.2 million.

         Effective January 1, 1997, General American entered into an Administrative Services Agreement with RGA Re whereby General American provides services necessary to handle the policy and treaty administration functions for certain bank owned life insurance (BOLI) policies. RGA Re paid General American $400,000 under the agreement in 2003.

         On November 13, 2003, MetLife and certain of its affiliates completed the purchase of 3,000,000 shares of Common Stock having a total purchase price of $109,950,000 in connection with an underwritten public offering of 12, 075,000 shares of Common Stock by the Company at a public offering price of $36.65 per share. The Company received gross proceeds of $427,575,000, net of underwriting discounts but excluding other offering expenses.

         On November 24, 2003, the Company, MetLife, Metropolitan Life, General American and Equity Intermediary Company entered into a registration rights agreement, which supersedes existing agreements with General American and Equity Intermediary Company. Under the terms of this agreement, until such time as MetLife and its affiliates (other than directors and officers of MetLife and its affiliates and certain fiduciary accounts) and their permitted transferees no longer own in excess of 5% of the Company's outstanding shares of common stock, if the Company proposes to register any of its securities under the

Securities Act of 1933, as amended (the "Securities Act"), for its own account or the account of any of its shareholders, then MetLife and its affiliates (other than directors and officers of MetLife and its affiliates and certain fiduciary accounts), or their respective transferees, are entitled, subject to certain limitations and conditions, to notice of such registration and are entitled, subject to certain conditions and limitations, to include registrable shares therein, including shares currently owned by them and shares acquired by them in the future. The underwriters of any such offering have the right to limit the number of shares to be included in such registration and, to the extent that it does not exercise its "piggyback" rights in connection with a future public offering of the Company's common stock, or of securities convertible into or exchangeable or exercisable for such common stock, MetLife has agreed to enter into customary lock-up agreements for a period from the two days prior to and 180 days following the effective date of such registration, upon the reasonable request of the managing underwriters of such offering and subject to certain exceptions.

         In addition, until such time as MetLife, its affiliates (other than directors and officers of MetLife and its affiliates) and its permitted transferees no longer own 10% of the Company's common stock and can sell all of their shares pursuant to an available exemption from registration, the Company may be required, at its expense, to prepare and file a registration statement under the Securities Act if it is requested to do so by MetLife within 30 days of such request. The Company is required to use its reasonable best efforts to cause such registration to become effective and to keep such registration statement effective until the shares included in such registration have been sold, subject to certain conditions and limitations. The Company may suspend a registration for up to 30 days once, or may request that MetLife similarly suspend its sales under an effective shelf registration up to two times in any two-year period, under certain conditions. The Company has agreed not to sell any shares of its common stock, or any securities convertible into or exchangeable or exercisable for its common stock, from the two days prior to and 180 days following the effective date of any such underwritten demand registration, subject to the discretion of the managing underwriter of such future offering. The Company is not obligated to effect more than six such demand registrations.

                    EQUITY COMPENSATION PLAN INFORMATION

         The following table presents Equity Compensation Plan information as of December 31, 2003:

--------------------------------------------------------------------------------------------------
                                 NUMBER OF
                              SECURITIES TO BE
                                ISSUED UPON         WEIGHTED-AVERAGE
                                EXERCISE OF        EXERCISE PRICE OF      NUMBER OF SECURITIES
                                OUTSTANDING           OUTSTANDING        REMAINING AVAILABLE FOR
                             OPTIONS, WARRANTS     OPTIONS, WARRANTS      ISSUANCE UNDER EQUITY
                                 AND RIGHTS            AND RIGHTS          COMPENSATION PLANS
      PLAN CATEGORY                 (a)                   (b)                      (c)
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS
   APPROVED BY SECURITY
         HOLDERS                  2,718,848(1)         $28.34(2)               2,187,625(3)
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS
 NOT APPROVED BY SECURITY
         HOLDERS                     --                    --                      --
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

          TOTAL                   2,718,848            $28.34(2)(4)            2,187,625
--------------------------------------------------------------------------------------------------

                                     19


(1) Includes the number of securities to be issued upon exercises under the following plans: Flexible Stock Plan - 2,607,805; Flexible Stock Plan for Directors - 86,848; and Phantom Stock Plan for Directors - 24,195.

(2) Does not include the 24,195 phantom units to be issued under the Phantom Stock Plan for Directors because those securities do not have an exercise price (i.e., a phantom unit is a hypothetical share of Common Stock of the Company with a value equal to the fair market value of the Common Stock).

(3) Includes the number of securities remaining available for future issuance under the following plans: Flexible Stock Plan - 2,015,799; Flexible Stock Plan for Directors - 119,888; and Phantom Stock Plan for Directors - 51,938. The Flexible Stock Plan (for employees) includes a provision that increases the number of authorized shares by five percent of the number then allocated on January 1 of each year; however, Item 8 of this proxy statement seeks approval to eliminate that provision from the Plan.

(4) Reflects the blended weighted-average exercise price of outstanding options under the Flexible Stock Plan ($28.26) and Flexible Stock Plan for Directors ($30.67).

      ITEM 2 - AMENDMENT TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

         The second item to be acted upon at the Annual Meeting is a proposal to amend the Company's Second Restated Articles of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 140,000,000 shares. Pursuant to this proposal, Section A of Article Three of the Company's Second Restated Articles of Incorporation will be amended in its entirety to read as follows:

         A. Class and Number of Shares. The aggregate number, class and par
            --------------------------
         value, if any, of shares which the Corporation shall have authority to issue is 150,000,000 shares, consisting of 140,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share ($1,500,000.00 aggregate total).

         As of February 1, 2004, the Company had 63,128,273 shares of common stock issued, 62,173,471 of which were outstanding, and 8,323,253 shares of common stock issuable upon exercise of outstanding options under the Company's equity incentive plans and warrants issued in connection with the Company's Preferred Income Equity Redeemable Securities Units. No shares of preferred stock are outstanding, and there are no present plans for the issuance of any such shares. While the Company currently does not have any plans to issue additional common stock, other than pursuant to its equity incentive plans or upon the exercise of the warrants currently outstanding, the Board of Directors considers the proposed increase in the number of authorized shares of common stock desirable as it would give the Company flexibility to issue common stock in connection with possible future stock dividends and splits, acquisitions, financings, employee benefits and for other general corporate purposes. Without an increase in the number of authorized shares of common stock, the number of shares available for issuance may be insufficient to consummate one or more of the above transactions.

         Approving an increase in the number of shares of common stock available for issuance will enable the Company to take advantage of market conditions and favorable opportunities at the time one of the transactions described above occurs, without the expense and delay incidental to holding a special shareholders meeting to obtain shareholder approval of an amendment to the Company's Second Restated Articles of Incorporation. As a result, the Board of Directors is proposing an amendment to the Second Restated Articles of Incorporation to increase the number of shares of common stock available for issuance from 75,000,000 to 140,000,000. Authorized but unissued common stock may be issued from time to time for any purpose without further action of the shareholders, except as may be required by applicable law or the listing requirements of the NYSE, on which the common stock is listed. The Company currently has no plans to issue the newly authorized shares of common stock.

         Each additional share of common stock authorized by the amendment to the Second Restated Articles of Incorporation described in this proposal would have the same rights and privileges as, and will be identical in all respects with, each share of common stock currently authorized. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities.

         An increase in the authorized shares of stock could, under certain circumstances, have an anti-takeover effect by, for example, allowing issuance of stock that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, this proposal to amend the Second Restated Articles of Incorporation is not in response to any effort of which the Company is aware to accumulate the Company's stock or obtain control of the Company, nor is it a part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. Except for the amendment contemplated by Item 5, the Board of Directors does not presently contemplate recommending the adoption of any other amendments to the Second Restated Articles of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

         If the amendment to the Second Restated Articles of Incorporation is approved by the shareholders of the Company, the Board of Directors intends to prepare and file Articles of Amendment to the Second Restated Articles of Incorporation in accordance with the amendment, which will become effective immediately upon acceptance of the filing by the Secretary of State of Missouri.

VOTE REQUIRED

         The vote required to approve this Item 2 is a majority of the outstanding common stock entitled to vote. As a holder of common stock, MetLife is entitled to vote on this proposal. MetLife beneficially owns and has shared voting power with respect to approximately 52% of the Company's outstanding shares. MetLife has informed the Company that it intends to vote for this Item 2; therefore, approval of this Item 2 by the shareholders is assured.

RECOMMENDATION OF THE BOARD

         The Board of Directors has approved the amendment to the Second Restated Articles of Incorporation and recommends that shareholders vote FOR the proposal.

      ITEMS 3, 4 AND 5 - AMENDMENTS TO THE SECOND RESTATED ARTICLES OF
              INCORPORATION TO MAKE CERTAIN CLARIFYING CHANGES

         The third, fourth and fifth items to be acted upon at the Annual Meeting are proposals to amend the Company's Second Restated Articles of Incorporation to make certain clarifying changes. The proposed amendments would eliminate references to Non-Voting Common Stock; clarify the current number of directors which constitute the Board of Directors; and eliminate from the Second Restated Articles of Incorporation the shareholder nomination and proposal requirements which the Company would thereupon further amend and include in the Company's Bylaws.

         Attached as Exhibit B to this proxy statement is a copy of the Company's Second Restated Articles of Incorporation showing the amendments proposed for approval by the shareholders as described in these Items 3, 4 and 5, as well as the amendments proposed in Item 2 and Item 6.

ITEM 3: AMENDMENT TO ARTICLE THREE OF THE SECOND RESTATED ARTICLES OF INCORPORATION

         The primary purpose of the amendment to Article Three is to eliminate references to non-voting common stock. In 1998, the Company sold 7,417,500 shares of non-voting common stock, after split, which were traded on the NYSE under the symbol RGA.A. This non-voting class of stock was subsequently converted into voting common shares at a 0.97 conversion rate upon shareholder approval at a special meeting held September 14, 1999. As a result, no shares of non-voting common stock remain authorized for issuance.

         Item 3 is a proposal to approve the following resolution approving an amendment to Article Three of the Company's Second Restated Articles of Incorporation which will be offered at the meeting:

                  RESOLVED, that Section D of Article Three to the Second Restated Articles of Incorporation be deleted in its entirety and that Section E of Article Six be renumbered accordingly.

ITEM 4: AMENDMENT TO SECTION A OF ARTICLE SIX OF THE SECOND RESTATED ARTICLES OF INCORPORATION

         The purpose of the amendment to Section A of Article Six is to update the number of directors of the Company. The Second Restated Articles of Incorporation set the number of directors on the Board of Directors at nine. Pursuant to the Company's Bylaws, the number of directors on the Board of Directors has been changed from the date on which the Second Restated Articles of Incorporation was filed with the Secretary of State of Missouri, and the number is currently set at ten.

         Item 4 is a proposal to approve the following resolutions approving an amendment to Article Six of the Company's Second Restated Articles of Incorporation which will be offered at the meeting:

                  RESOLVED, that the first sentence of Section A of Article Six be deleted in its entirety and replaced with the following:

         "The number of directors to constitute the Board of Directors of the Corporation is ten."

ITEM 5: AMENDMENTS TO SECTION C OF ARTICLE SIX AND SECTION B OF ARTICLE NINE OF THE SECOND RESTATED ARTICLES OF INCORPORATION

         The changes to Section C of Article Six and Section B of Article Nine are intended to eliminate the shareholder nomination and proposal requirements that the Company plans to further amend and include in the Company's Bylaws. Among other things, Section C of Article Six specifies the process by which shareholders may nominate persons for the election as a director and the information that must be provided by shareholders in connection with a nomination. Similarly, Section B of Article Nine specifies the process by which shareholders may make proposals to be considered at the Company's annual meeting of shareholders. Section C of Article Six and Section B of Article Nine currently specifies that, in order for a shareholder to nominate a person for the election as a director or for a shareholder proposal to be properly brought before the annual meeting, the shareholder must provide the Company with timely notice. Under the Company's Second Restated Articles of Incorporation, notice is considered timely for purposes of shareholder nominations and proposals only if received by the Company not less than 60 nor more than 90 days prior to the Company's next annual meeting.

         If Item 5 is approved, the Company plans to amend its Bylaws to, among other things, include the shareholder nomination and proposal requirements. Under the amended Bylaws, in order for a shareholder to nominate a candidate for director, timely notice of the nomination must be given to and received by the Company in advance of the meeting. Ordinarily, such notice must be given and received not less than 90 nor more than 120 days before the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such notice must be given by the shareholder and received by the Company not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. In certain cases, notice may be delivered and received later if the number of directors to be elected to the Board of Directors is increased. Under the amended Bylaws, the shareholder submitting the notice of nomination must describe various matters, including the name, age and business and residential addresses of each proposed nominee, his or her occupation, number of shares held, a description of any arrangements or understandings between the shareholder and the proposed nominee and certain other information.

         In order for a shareholder to bring other business before a shareholder meeting, timely notice must be given to and received by the Company within the time limits described above. Such notice must include a description of the proposed business (which must otherwise be a proper subject for action by the shareholders), the reasons therefor and other matters which will be specified in the Company's amended Bylaws. The Board of Directors or the presiding officer at the meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law.

         In the case of special meetings of shareholders, only such business will be conducted, and only such proposals will be acted upon, as are brought pursuant to the Company's notice of meeting. Nominations for election to the Board of Directors may be made by any shareholder who complies with the notice and other requirements of the amended Bylaws.

         In the event the Company calls a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate, if such notice from such shareholder is given and received not earlier than 120 days prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of such meeting and/or of the nominees proposed by the Company is first made. The notice from such shareholder must also include the same information described above. Proposals of other business may be considered at a special meeting requested in accordance with the amended Bylaws only if the requesting shareholders give and the Company receives a notice containing the same information as required for an annual meeting at the time the meeting is requested.

         The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Exchange Act relating to exercise of discretionary voting authority, and are separate from and in addition to the SEC's requirements that a shareholder must meet to have a proposal included in the Company's proxy statement for an annual meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

         As proposed, the shareholder and proposal requirements to be included in the Company's Bylaws will, among other things, provide that notice will be considered timely if received by the Company not less than 90 nor more than 120 days prior to the Company's next annual meeting and to include these requirements. The Company believes the shareholder nomination and proposal requirements are more appropriately addressed in its Bylaws, which can be amended by the Board of Directors without the delay and expense associated with seeking shareholder approval. Additionally, the Company believes that the changes to the notice provisions discussed above are consistent with the existing proxy rules of the SEC.

         Future changes in the notice requirements for shareholder nominations and proposals could, under certain circumstances, have an anti-takeover effect by, for example, making it more difficult for a person seeking to effect a change in the composition of the Board of Directors. However, this proposal to amend the Second Restated Articles of Incorporation is not in response to any effort of which the Company is aware to obtain control of the Company, nor is it a part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. Except for the amendment contemplated by Item 2, the Board of Directors does not presently contemplate recommending the adoption of any other amendments to the Second Restated Articles of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

         Item 5 is a proposal to approve the following resolutions approving amendments to Section C of Article Six and Section B of Article Nine of the Company's Second Restated Articles of Incorporation which will be offered at the meeting:

                  RESOLVED, FURTHER, that Section C of Article Six be deleted in its entirety and that Section D of Article Six be renumbered accordingly; and

                  RESOLVED, FURTHER, that Section B of Article Nine be deleted in its entirety and replaced with the following:

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         "B. Annual Meetings. At any annual meetings of shareholders only
             ---------------
         such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting pursuant to the Bylaws of the Corporation."

         If the amendments to the Second Restated Articles of Incorporation are approved by the shareholders of the Company, the Board of Directors intends to prepare and file Articles of Amendment to the Second Restated Articles of Incorporation in accordance with the amendment, which will become effective immediately upon acceptance of the filing by the Secretary of State of Missouri.

VOTE REQUIRED

         The vote required to approve Item 3 is a majority of the outstanding common stock entitled to vote. The vote required to approve Items 4 and 5 is 85% of the common stock entitled to vote. As a holder of common stock, MetLife is entitled to vote on these proposals. MetLife beneficially owns and has shared voting power with respect to approximately 52% of the Company's outstanding shares. MetLife has informed the Company that it intends to vote for these Items 3, 4 and 5; therefore, approval of
Item 3 by the shareholders is assured.

RECOMMENDATION OF THE BOARD

         The Board of Directors has approved the amendments to the Second Restated Articles of Incorporation and recommends that shareholders vote FOR the proposals.

     ITEM 6 - AMENDMENT TO THE SECOND RESTATED ARTICLES OF INCORPORATION
                     TO LIMIT THE LIABILITY OF DIRECTORS

         The sixth item to be acted upon at the Annual Meeting is a proposal to amend the Company's Second Restated Articles of Incorporation to add a provision concerning the liability of directors authorized by the Missouri General and Business Corporations Law. The proposed provision would limit the personal liability of directors for monetary damages under the circumstances permitted by the law.

BACKGROUND

         Since the 1980s, there has been a significant increase in claims, suits and other proceedings seeking to impose liability on directors of publicly held corporations. At the outset of this period, there was a decrease in the availability of directors and officers liability insurance to protect against such liability as well as reductions in the scope of such insurance coverage. While this market has since stabilized and improved, in any event, the cost of such coverage can be high. In recruiting new directors, there is a concern that qualified persons might be reluctant to serve as directors because of the liability exposure and the risk of substantial personal expense incurred in defending lawsuits, many of which are without merit but which are typically costly to defend. In view of the costs and uncertainties of litigation in general, it is often deemed prudent to settle such proceedings in which claims against a director are made. Settlement amounts, even if immaterial to the corporation involved and minor compared to the enormous amounts frequently claimed, often easily exceed the personal assets of most individual director defendants. As a result, an individual director might rationally conclude that potential exposure to the costs and risks of proceedings in which he or she may become involved outweighs any benefit from serving as a director of a public corporation. This is particularly true for directors who are not also officers or employees of the corporation concerned.

         The Missouri legislature in 2000 adopted a statute, R.S.Mo. Section 351.055(9), allowing a Missouri corporation, such as the Company, with shareholder approval, to amend its Articles of Incorporation to eliminate or limit the personal liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, under the law no such provision may eliminate or limit the liability of a director (a) for any breach of the director's duty of

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

loyalty to the corporation or its shareholders, (b) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to provisions of the law which make directors personally liable for unlawful dividends, or (d) for any transaction from which the director derived an improper personal benefit.

REASONS FOR THE PROPOSAL

         Although the Company believes it has been able to recruit and retain qualified directors, the Board of Directors believes all appropriate steps should be taken to protect directors against personal liability so that qualified persons will continue to be willing to serve as directors of the Company. Also, the Board of Directors believes that directors can best exercise their business judgment in the interests of the Company if that judgment does not subject their personal assets to claims simply because others, with the benefit of hindsight, disagree with the directors' business judgment.

         Accordingly, the Board of Directors is seeking shareholder approval to amend the Company's Second Restated Articles of Incorporation to add a new Article Thirteen that would eliminate directors' liability to the fullest extent permitted by Missouri law. The Company's directors are already indemnified to the fullest extent permitted by law pursuant to the Company's Second Restated Articles of Incorporation and Bylaws. By so limiting director liability, new Article Thirteen will supplement existing indemnification rights of directors under the Company's Second Restated Articles of Incorporation and Bylaws.

         The Company believes that new Article Thirteen will be effective to limit the financial liability of directors for certain breaches of their duties as directors. However, Article Thirteen would not change the duties of a director. Thus, Article Thirteen would have no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of his or her duties. Also, new Article Thirteen will only affect the monetary liability of directors to the Company and its shareholders.

         Moreover, liabilities which may arise out of director conduct occurring prior to the adoption of new Article Thirteen would not be affected. In addition, Article Thirteen would apply only to claims against directors arising out of that person's role as a director, and would not apply (if such person is also an officer) to liabilities arising out of that person's role as an officer or in any other capacity other than as a director.

         New Article Thirteen is intended to provide the Company's directors with the maximum protection afforded by Missouri law. Thus, if future changes in the law permit further limitation of a director's liability, such changes would become automatically effective under Article Thirteen.

         The Company has not received any notice of any claim or proceeding to which the new Article Thirteen might apply. In fact, no such action has ever been brought against a director. In addition, the amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or potential director.

         The Board of Directors and management recognize that if the proposed amendment is adopted, its principal effect would be that the shareholders of the Company will be giving up potential future rights of action against directors for some breaches of duty. It should be noted that the Board of Directors has a personal interest in having the shareholders approve the proposed amendment, to the potential detriment of the Company and its shareholders. However, given the potential liabilities which face the directors of publicly held corporations, the Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders since it should protect the Company's ability to continue to attract and retain qualified directors and will reduce the Company's monetary exposure under its indemnification obligations to directors.

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

AMENDMENT TO THE SECOND RESTATED ARTICLES OF INCORPORATION

         Accordingly, the following resolution will be offered at the meeting:

                  RESOLVED, that a new Article Thirteen be added to the Restated Articles of Incorporation of the Company, as follows:

                              "ARTICLE THIRTEEN
                                 EXCULPATION

                  The liability of the Corporation's directors to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted under the Missouri General and Business Corporation Law. Any repeal or modification of this Article Thirteen by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification."

         If the amendment to the Second Restated Articles of Incorporation is approved by the shareholders of the Company, the Board of Directors intends to prepare and file Articles of Amendment to the Second Restated Articles of Incorporation in accordance with the amendment, which will become effective immediately upon acceptance of the filing by the Secretary of State of Missouri.

VOTE REQUIRED

         The vote required to approve this Item 6 is a majority of the outstanding common stock entitled to vote. As a holder of common stock, MetLife is entitled to vote on this proposal. MetLife beneficially owns and has shared voting power with respect to approximately 52% of the Company's outstanding shares. MetLife has informed the Company that it intends to vote for this Item 6; therefore, approval of this Item 6 by the shareholders is assured.

RECOMMENDATION OF THE BOARD

         The Board of Directors has approved the amendment to the Second Restated Articles of Incorporation and recommends that shareholders vote FOR the proposal.

          ITEM 7 - SALE OF SECURITIES TO METLIFE OR ITS AFFILIATES

         The seventh item to be acted upon at the Annual Meeting is a proposal to authorize future sales of the Company's equity securities, including common stock, preferred stock, depository shares, warrants, purchase contracts, units, convertible debt, or other securities convertible into or exercisable for common stock or preferred stock ("Equity
Securities"), from time to time to MetLife or its affiliates (collectively "MetLife") upon the terms and conditions described below.

BACKGROUND

         MetLife is the principal beneficial shareholder of the Company. See "Item 1 - Election of Directors - Common Stock Ownership of Management and Certain Beneficial Owners." The Company desires to have the flexibility to allow MetLife to participate in equity capital fund-raising activities which the Company may undertake from time to time in the future. By participating in such activities, MetLife would be able to maintain all or a part of its relative ownership percentage in the Company if it so desired. NYSE rules generally require approval by the Company's shareholders of any issuance of Equity Securities to MetLife, due to the current level of beneficial ownership of MetLife (approximately 52% of the total common stock).

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

         The Company may decide to raise equity capital at various times in the future in order to enhance the Company's capital structure, to fund growth opportunities or for other corporate purposes. As part of any capital raising plan, the Company may undertake either to privately place Equity Securities to MetLife and other investors, or sell Equity Securities to MetLife and other investors pursuant to a public offering. The terms of any potential sale to MetLife have not been determined, but in any event would be expected to approximate the current market value of such securities at the time of sale, as described below. The Board of Directors will determine the terms of any such sale and the securities offered therein at the time of the transaction. Any private sales would not be registered under the Securities Act of 1933 and such shares could not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Any public offering would only be made by means of a prospectus. Although the Company does not currently have any definite capital-raising plans or commitments, it has filed a registration statement covering the issuance of up to $800 million of Equity Securities which has become effective. In November 2003, the Company completed the offering of approximately $427,575,000 (net of underwriters discount), or 12,075,000 shares, of common stock pursuant to this registration statement, of which MetLife and its affiliates purchased $109,950,000, or 3,000,000 shares, of common stock. This proxy statement shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

         As of February 1, 2004, the Company's authorized capital stock consists of 75,000,000 shares of common stock and 10,000,000 shares of preferred stock. If the shareholders approve the amendment to the Company's Second Restated Articles of Incorporation at the Annual Meeting, the Company's authorized capital stock will consist of 140,000,000 shares of common stock and 10,000,000 shares of preferred stock. See "Item 1 - Amendment to Articles of Incorporation." The Board of Directors has the authority to issue authorized shares of the preferred stock in series and to fix the number, designation, preferences, limitations and relative rights of the shares of each series, subject to applicable law and the provisions of any outstanding series of preferred stock. Depositary shares would represent an interest in shares of a series of preferred stock deposited under a deposit agreement by the Company with a bank or trust company. Subject to the terms of the deposit agreement, each owner of a depositary share would be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share. Similarly, the terms of any purchase contracts, units, convertible debt securities or warrants or other securities, whether convertible into or exercisable for debt securities, common stock or preferred stock, would be determined by the Board of Directors.

REASONS FOR THE PROPOSAL

         The Board of Directors of the Company believes it is in the Company's best interest to maintain the flexibility to facilitate possible further investments in the Company by MetLife or its affiliates for the reasons described below. Although the Board of Directors has not committed to issue any Equity Securities to MetLife, it believes it is desirable to have the flexibility to do so from time to time without having to first seek shareholder approval for each particular transaction if and when the Board of Directors determines the issuance would be in the best interests of shareholders.

         Since the Board of Directors has not determined at this time to issue any Equity Securities to MetLife, it has not fully assessed all aspects of any such transaction. Any decision to issue shares to MetLife or otherwise will be based on the facts and circumstances at that time. In general, the Board of Directors believes it may be desirable to issue Equity Securities to MetLife in order to maintain a strong relationship for the following reasons:

         Continuity. In the event the Board of Directors decides the Company should issue Equity Securities to MetLife, MetLife may avoid dilution to its voting control. Such an issuance may therefore reduce the risk of a disruption in the continuity of the Company's long-term plans and objectives that might otherwise result if MetLife were no longer to maintain control.

         Key Employees. Maintenance of control by MetLife may allow key employees to continue to concentrate on their responsibilities without undue concern that the future of the Company might be affected by an unwanted takeover that could otherwise be triggered. As a result, the Company may be better able to preserve its ability to attract and retain qualified key employees.

         Business Relationships. The issuance of Equity Securities to MetLife may enhance existing and potential business relationships of the Company with parties who may in the future have concern about changes in control of the Company in the event the holdings of MetLife are ever diluted. The Company may be better able to attract joint venture and marketing partners if the Company is perceived to not be vulnerable to a takeover or disruption due to uncertainty concerning the Company's ownership.

         Financing Flexibility. The Board of Directors believes that MetLife, as the principal shareholder of the Company, may be willing to invest under circumstances when public investors might not. Although the Company believes it currently has reasonable access to public and private capital markets, the Board of Directors believes it is in the best interests of shareholders that the Company have ready access to all sources of capital, including MetLife.

NEW YORK STOCK EXCHANGE RULES

         Under the applicable rules of the NYSE, the shareholders of the Company generally must approve any significant issuance of common equity, or securities convertible into or exercisable for common equity, by the Company to a substantial shareholder, such as MetLife. In order to comply with such rules, the NYSE requires that the Company's shareholders approve the various terms of the proposed sales, such as the identity of the substantial shareholder, the price for the shares, the amount of shares to be sold, the length of time during which sales would be made, the use of proceeds from the sales and the reasons for the sales.

TERMS OF SALES

         Because the exact terms of any sale of Equity Securities to MetLife are not known at this time, the Company proposes that the shareholders vote in favor of this Item 7 to approve the sale of shares subject to certain specific terms and conditions. Under the proposal, the Board of Directors would be authorized to approve, during the next three years, any sale of Equity Securities by the Company to MetLife in which the number of such shares, including shares into which such Equity Securities are convertible or exercisable, would not exceed the number of shares that would enable MetLife to maintain its then current ownership percentage of the Company's securities having voting power, currently its common stock. Any such sale would be on substantially the same terms as a sale to unaffiliated parties.

         While the terms of a sale to MetLife would be substantially the same as a sale to unaffiliated parties, it may be appropriate in certain situations to reduce the sales price, based on expected expenses of the sale and the availability of other sources of capital. For example, in connection with a private placement of Equity Securities, the Company may pay a reduced sales commission. Based on current costs associated with capital raising transactions, the Company does not expect any reduction in sales price to exceed 3%. The number and kind of Equity Securities issuable to MetLife under the proposal will be appropriately adjusted by the Company in the event of any increase or decrease in the number of shares outstanding as a result of a reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction.

         The amount of Equity Securities and the sale price, conversion price or exercise price per share, as applicable, for such shares sold to MetLife pursuant to any sale authorized by this Item 7 will be determined by the Board of Directors or a committee of the Board of Directors specifically authorized to make such determination, within the parameters of the proposal contained in this Item 7. Such a committee will include directors who are not affiliated with MetLife.

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

         Shareholders should note that the pricing of preferred stock, depository shares, purchase contracts, units, warrants, convertible debt or other securities convertible or exercisable for common stock is typically dependent on the other terms and provisions of the securities, including, without limitation, dividend rate, redemption price, liquidation rights, sinking fund provisions, conversion rights and voting rights, and other terms and restrictions, and any corresponding effect on other shareholders, in the case of preferred stock or any related depositary share; interest rates, redemption price, conversion rights, sinking fund procedures, term and covenants or other restrictions, in the case of debt securities; and exercise price, term and covenants or other restrictions, in the case of other securities, such as purchase contracts, units or warrants. Such terms and effects could include restrictions on dividends on the common stock if dividends on the preferred stock or any related depositary share, or interest payments on any debt securities, are in arrears, dilution of the voting power of other shareholders to the extent a series of the preferred stock or any related depository share has voting rights, and reduction of amounts available on liquidation as a result of any obligations created by any debt securities or liquidation preference granted to any series of preferred stock or any related depositary share. Accordingly, shareholders will have to rely on the Board of Directors of the Company, if such a transaction is ultimately approved, to ensure that the overall terms and conditions of the securities are in the best interests of the Company.

         In the event any proposed sale of Equity Securities to MetLife materially differs from the terms described above, the Company would expect to seek shareholder approval of such proposed sale to the extent required under applicable NYSE rules.

         Because the Company has not made a decision at this time to sell any Equity Securities to MetLife, it cannot identify the uses of any proceeds from any sale of such shares. The Company, however, may use any such proceeds, among other things, to fund the Company's continuing growth, to enhance the Company's capital structure, to finance acquisitions, for general working capital purposes or for other corporate purposes.

         Any issuance of preferred stock, depositary shares, purchase contracts, units, warrants, convertible debt or other convertible securities may have the result of making it more difficult for any persons or group of persons, other than the current principal shareholders and management, to acquire control of the Company by expanding the ability of the Company to issue shares and thereby dilute the voting power of any person or group that might accumulate shares in order to attempt to effect a change in control. The Company is not aware of any present effort to accumulate shares of common stock or to attempt to change control of the Company.

         The Company's articles of incorporation and bylaws provide, among other things, for a classified board of directors; limit the right of shareholders to remove directors or change the size of the board of directors; limit the right of shareholders to fill vacancies on the board of directors; limit the right of shareholders to act by written consent and to call a special meeting of shareholders or propose other actions; require a higher percentage of shareholders than would otherwise be required to amend, alter, change or repeal the provisions of the articles of incorporation or bylaws; and provide that the bylaws may be amended only by the majority of the board of directors. These provisions may have an anti-takeover effect.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

         Certain officers and directors of the Company are also officers and directors of MetLife. See "Item 1 - Election of Directors - Common Stock Ownership of Management and Certain Beneficial Owners." As a result, such officers and directors, as well as MetLife, may be deemed to have an interest in the proposal that differs from those of other shareholders. For more information regarding the relationships between the Company and MetLife, see "Certain Relationships and Related Party Transactions."

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CERTAIN POTENTIAL DISADVANTAGES OF THE PROPOSAL

         While the Board of Directors has determined that adoption of the proposal is in the best interests of the Company and its shareholders, the Board recognizes that the implementation of the proposal may result in certain disadvantages. For example, since MetLife currently has voting control over the Company, implementation of the proposal would allow the Board of Directors to permit MetLife to maintain its voting control of the Company. Consequently, the proposal might prevent shareholders of the Company from selling their shares at a premium over prevailing market prices in response to a takeover proposal and make it more difficult to replace the current Board of Directors and management of the Company. The Company is not aware of any such takeover proposal at this time.

         Under NYSE rules, the Company is required to submit certain proposals to sell stock to substantial shareholders to a vote at a meeting of all shareholders. Under the proposal, future decisions to sell stock to MetLife would be made by the Board of Directors without a further vote of shareholders, including, among other things, with respect to the pricing and terms of any such sale. Accordingly, shareholders will not have an opportunity to consider or vote upon any such sales, to the extent the terms are consistent with those described herein.

PROPOSAL TO APPROVE SALES TO METLIFE

         The Company's Board of Directors has approved, and recommends that the shareholders of the Company approve, the authorization of the Board of Directors to approve any future sales of Equity Securities to MetLife during the next three years, commencing on the date of the Annual Meeting, in which the number of shares, including shares into which such Equity Securities are convertible or exercisable, will not exceed such number of shares (subject to adjustment, as described above) which would enable MetLife to maintain its then current beneficial ownership percentage of the Company's securities having voting power, currently its common stock. Any such sale would be made on substantially the same terms as a sale to unaffiliated parties. The number of shares and price per share for such a sale will be determined by the Board of Directors or a committee thereof in accordance with the terms of this proposal.

VOTE REQUIRED

         The vote required to approve this Item 7 is a majority of the outstanding common stock represented in person or by proxy at the Annual Meeting and entitled to vote. Under the NYSE rules, the matter must also receive the affirmative vote of a majority of the votes cast on the matter, provided that the total votes cast represent more than 50% of the shares entitled to vote. As a holder of common stock, MetLife is entitled to vote on this proposal. MetLife beneficially owns and has shared voting power with respect to approximately 52% of the Company's outstanding shares. MetLife has informed the Company that it intends to vote for this Item 7; therefore, approval of this Item 7 by the shareholders is assured.

RECOMMENDATION OF THE BOARD

         The Board of Directors has approved the proposal regarding future sales of Equity Securities from time to time to MetLife and recommends that shareholders vote FOR the proposal.

                ITEM 8 - AMENDMENT TO THE FLEXIBLE STOCK PLAN

         The eighth item to be acted upon at the Annual Meeting is a proposal to approve an amendment to the Company's Flexible Stock Plan ("Plan") to eliminate the "evergreen" provision in the Plan that provides for an automatic increase of 5% each year in the total number of authorized shares available for issuance under the Plan. The NYSE has enacted rules relating to equity compensation plans that require, among other things, that "formula plans" have a term of ten years or less. The Plan is considered a "formula plan" for purposes of the NYSE's rules, however, the Plan does not have a term of ten years or

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less. Instead of changing the term of the Plan, the Company decided to amend the Plan to remove the 5% "evergreen" feature.

         The Board of Directors originally adopted the Plan in February 1993 and, on March 31, 1993, the shareholders of the Company approved the Plan. The Plan was amended and restated effective July 1, 1998. On May 24, 2000 and again on May 28, 2003, the Company's shareholders approved amendments to the Plan that increased the number of shares under the Plan for which options, stock appreciation rights, restricted stock, performance shares and other stock based awards are granted. The proposed amendment to the Plan is subject to shareholder approval.

         The Plan provides for the grant of stock options and other stock-based awards to officers and key employees of the Company and its subsidiaries, employees and owners of entities that are not affiliates of the Company but that have a direct or indirect ownership interest in the Company or in which the Company has a direct or indirect ownership interest, individuals who are employed by or owners of client companies or suppliers of the Company, and individuals who are employed by or owners of companies that render services to the Company (collectively, the "Participants"). As of February 1, 2004, approximately 97 employees were eligible to participate in the Plan, and 228 individuals have received awards under the Plan.

         Under the Plan, a maximum of 6,260,077 shares are presently authorized for issuance from treasury stock or authorized but unissued shares. As of February 1, 2004, options to purchase 2,607,802 shares of common stock were granted to Participants and outstanding under the Plan, 1,636,473 shares have been exercised by or awarded to Participants, and 2,015,802 shares are available for future grants. Under the amended Plan, the total number of shares authorized for issuance will no longer automatically increase each year by 5% of the number then allocated. Pursuant to this proposal, Section 3.l of the Plan will be amended in its entirety to read as follows:

         3.1 Number of Shares. The number of Shares which may be issued or
             ----------------
         sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 6,260,077 Shares. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both.

         Presently, the total number of shares represented by options granted and outstanding and shares available for future grants (if ultimately issued) represent approximately 6.8% of the Company's current shares outstanding. The amendment will not change this percentage.

         The principal features of the Plan, as amended, are described below. This description is subject to and qualified in its entirety by the full text of the Plan, which was filed as Exhibit 10.12 to the Company's Form 10-K for the year ended December 31, 2003 (filed with the SEC on March 12, 2004), and incorporated herein by reference. The Form 10-K and exhibits are available through the Company's website (www.rgare.com) or at the SEC's website (www.sec.gov).

DESCRIPTION OF THE PLAN

         The Plan provides for benefits to be awarded to eligible
Participants in the form of stock options, stock appreciation rights, restricted stock, performance shares, cash awards and other stock based awards. If any benefit expires or is terminated, cancelled or forfeited, the shares covered by such benefit will be added back to the shares available for use under the Plan.

         If the stock of the Company is changed by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, then the number and class of shares available for benefits, the number of shares subject to any outstanding benefits and the price thereof will be appropriately adjusted.

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         The Compensation Committee of the Board of Directors administers the Plan (the "Committee"). As of January 28, 2004, the Committee consists of four outside directors of the Company. The Committee, by majority action, is authorized to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the provisions of the Plan. The Committee makes its determinations under the Plan based upon the recommendations of the Chief Executive Officer and management of the Company, information made available to the Committee and the Committee's judgment as to the best interests of the Company and its shareholders. In certain circumstances, the Committee may delegate all or any part of its authority under the Plan to Company employees or another committee.

         Under the Plan, the Committee may award: (a) stock options exercisable into shares of the Company's common stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended; (b) stock appreciation rights; (c) restricted shares of the Company's common stock; (d) performance shares, (e) cash awards, and (f) other stock based awards and benefits. As provided in the Plan, the Committee has complete discretion to determine the type and number of benefits granted to any Participant and the terms and conditions that attach to each grant. Such terms and conditions are not necessarily uniform among different Participants. The receipt by a Participant of one type of grant under the Plan does not entitle the Participant to receipt of any other type of grant. Payment for shares of common stock purchased upon exercise of any option or any other benefit granted under the Plan that requires payment by a Participant to the Company will be made in cash, or with the consent of the Committee, by the tender of shares of common stock having a fair market value equal to the purchase price, or in other property, rights and credits, to the extent permitted by law, or any combination of the foregoing.

         Stock Options. The Committee may grant stock options, which entitle the Participant to purchase the Company's common stock at a price established by the Committee, and that price will not be less than the Fair Market Value of the Company's common stock on the date of the grant. "Fair Market Value" means the closing price of shares on the NYSE on a given date. The Committee determines the term of the stock options, including the times and conditions under which the options become exercisable. The maximum number of shares with respect to which incentive stock options are issuable under the Plan is 150,000 shares. The maximum number of shares with respect to which options may be granted to any participant in any one-year period may not exceed 200,000 shares. For purposes of the preceding sentence, shares of common stock covered by an option that is cancelled will count against the maximum number of shares that may be granted to any Participant in any one-year period, and if the exercise price under an option is reduced, the transaction will be treated as a cancellation of the option and a grant of a new option.

         Stock Appreciation Rights ("SARs"). The Committee may grant SARs, which gives the Participant a right to receive payment in an amount equal to the appreciation, if any, in the Fair Market Value of a share from the date of the grant to the date of its payment. Such payment is made in cash, in common stock or in any combination of cash and common stock, as the Committee may determine. The maximum number of SARs that may be granted to any participant in any one-year period is 15,000. For purposes of the preceding sentence, any SARs that are cancelled will count against the maximum number of SARs that may be granted to any Participant in any one-year period and if the fair market value of a share on which appreciation under a SAR is calculated is reduced, the transaction will be treated as a cancellation of the SAR and the grant of a new SAR.

         Restricted Stock. The Committee may grant benefits under the Plan in the form of Restricted Stock. Shares of Restricted Stock are issued and delivered at the time of the grant but are subject to forfeiture as provided in the grantee's individual agreement. The grantee is entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant, but cannot transfer such shares until all restrictions have been satisfied. Grants are made at a per share cost equal to the par value.

         Performance Shares. Performance Shares are the right of an individual to whom a grant of such shares is made to receive shares or cash equal to the Fair Market Value of such shares at a future date in accordance with the terms of such grant. Generally, such right is based upon the attainment of targeted profit and/or performance objectives.

         Cash Awards. Cash Awards are benefits payable in cash. The Committee may grant Cash Awards at such times and in such amounts as it deems appropriate.

         Other Stock Based Awards. An Other Stock Based Award is an award that is valued in whole or in part by reference to, or is otherwise based on, Company common stock.

         In the event of a "change in control" (as defined below) the Committee may provide such protection as it deems necessary to maintain a Participant's rights. The Committee may, among other things, (i) accelerate the exercise or realization of any benefit, (ii) purchase a benefit upon the Participant's request for cash equal to the amount which could have been attained upon the exercise or realization of the benefit had it been currently exercisable or payable, (iii) adjust the benefit as the Committee deems appropriate, and (iv) cause the benefit to be assumed by the surviving corporation. A "change of control" generally means (i) the acquisition, without the approval of the Board, by any person or entity, other than the Company and certain related entities, of more than 20% of the outstanding shares of common stock through a tender offer, exchange offer or otherwise;
(ii) the liquidation or dissolution of the Company following a sale or other disposition of all or substantially all of its assets; (iii) a merger or consolidation involving the Company which results in the Company not being the surviving parent corporation; or (iv) a change in the majority of the member of the Board of Directors during any two-year period not approved by at least two-thirds of the Directors who were members at the beginning of the two-year period.

         The Plan will remain in effect until terminated by the Board of Directors. The Board, in its sole discretion, may terminate the Plan at any time and from time to time may amend or modify the Plan. However, the Board may not amend the Plan, without obtaining shareholder approval in a manner
(i) which would cause options which are intended to qualify as incentive stock options to fail to qualify, (ii) which would cause the Plan to fail to meet the requirements of Rule 16b-3 of the Exchange Act, or (iii) which would violate applicable law. No amendment, modification or termination of the Plan will adversely affect a Participant's right to any benefit granted under the Plan prior to such amendment or termination.

BENEFITS GRANTED UNDER THE PLAN

         Non-qualified stock options and restricted stock are the only forms of benefits that have been granted under the Plan. The following table summarizes the options and restricted shares granted for each of the enumerated categories of individuals from the first grant under the Plan on May 4, 1993 through December 31, 2003.

                            STOCK OPTIONS AND RESTRICTED STOCK GRANTED AND OUTSTANDING
                                                 FLEXIBLE STOCK PLAN

                                                                             TOTAL OPTIONS
                                     TOTAL OPTIONS       WEIGHTED AVG.         OUTSTANDING        TOTAL RESTRICTED
NAME AND POSITION                       GRANTED          EXERCISE PRICE     (AS OF 12/31/03)       SHARES GRANTED
--------------------------------     -------------       --------------     ----------------      ----------------

A. Greig Woodring                        658,149             $21.80              363,115               15,000
President and CEO

David B. Atkinson                        387,539             $18.75              175,859                6,548
Executive Vice President and COO

Jack B. Lay                              147,323             $25.11              116,623                6,548
Executive Vice President and CFO

Paul A. Schuster,                        197,554             $21.83              107,491                   --
Executive Vice President,
U.S. Operations

Graham S. Watson                         141,292             $27.31              141,292                   --
EVP, International, and Chief
Marketing Officer

Executive Officer Group                1,618,551             $22.14              987,542               28,096

Non-Executive Officer Employee         2,906,281             $23.70            1,620,263                   --
Group

Non-Executive Director Group                  --                 --                   --                   --

Total                                  4,524,832             $23.14            2,607,805               28,096


         On March 1, 2004, the last reported sale price of the Company's common stock on the NYSE was $40.49.

FEDERAL INCOME TAX CONSEQUENCES

         Stock Options. No income will be realized by a Participant on the grant of a stock option, and the Company will not be entitled to a deduction at such time. If a Participant exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the Participant at the time of exercise. The Company will not be entitled to a deduction by reason of the exercise.

         If a Participant disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the Participant will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the Fair Market Value of the shares on the date of exercise, over the Participant's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

         Upon the exercise of a non-qualified option, the excess, if any, of the Fair Market Value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. The Company generally will be entitled to a deduction equal to such excess amount in the year of exercise.

         SARs. No income will be realized by a Participant upon the grant of a SAR, and the Company will not be entitled to a deduction at such time. Upon the exercise of a SAR, the excess, if any, of the Fair Market Value of the stock on the date of exercise over the Fair Market Value of the stock on the date of grant is ordinary income to the holder as of the date of exercise. The Company generally will be entitled to a deduction equal to such excess amount in the year of exercise.

         Restricted Stock. Unless a timely Section 83(b) election is made, as described in the following paragraph, a Participant generally will not recognize taxable income upon the grant of restricted stock because the restricted stock generally will be nontransferable and subject to a substantial risk of forfeiture. A Participant will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares of common stock or the transfer restrictions (collectively, the "Restrictions") lapse. The amount recognized will be equal to the difference between the fair market value of the shares at the time the Restrictions lapse and the original purchase price paid for the shares, if any. The ordinary income recognized by a Participant with respect to restricted stock will be subject to applicable tax withholding by the Company. If a timely
Section 83(b) election has not been made, any dividends received with respect to common stock subject to the Restrictions will be treated as additional compensation income and not as dividend income.

         A Participant may election, pursuant to Section 83(b) of the Internal Revenue Code ("Code"), to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the Participant would include in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the Participant. If the Section 83(b) election is made, the Participant's holding period for capital gains begins just after the date of grant.

         The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the Participant then forfeits the restricted stock, the Participant may not deduct as a loss the amount previously included in gross income. A Participant's tax basis in shares of restricted stock received will be equal to the sum of the amount (if any) the Participant paid for the common stock and the amount of ordinary income recognized by the Participant as a result of making Section 83(b) election or upon the lapse of the Restrictions. Unless a Section 83(b) election is made, the Participant's holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on the shares lapse. In general, the Company will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a Participant with respect to shares of restricted stock. If, subsequent to the lapse of the Restrictions on the shares, the Participant sells the shares, the difference, if any, between the amount realized from the sale and the tax basis in the shares of the Participant will be taxed as a capital gain or capital loss.

         Performance Shares. A Participant generally will not recognize taxable income upon the grant of performance shares. Instead, a Participant will recognize as ordinary income, and the Company will have as a corresponding deduction, any cash delivered and the fair market value of any common stock delivered in payment of an amount due under the performance share award. The ordinary income the Participant recognizes will be subject to applicable tax withholding by the Company.

         Upon selling any shares of common stock received by a Participant in payment of an amount due under a performance share award, the Participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of common stock and the Participant's tax basis in the shares of common stock.

         Cash Awards. Awards payable in cash are includable in the Participant's gross income when paid and deductible by the Company when paid or accrued.

         Other Stock Based Awards. The tax consequences associated with any other stock based awards will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the Participant under the award, the applicable holding period and the Participant's tax basis.

         The foregoing statement is only a summary of certain federal income tax consequences of the Flexible Stock Plan and is based on the Company's understanding of present federal tax laws and regulations.

VOTE REQUIRED

         The vote required to approve this Item 8 is a majority of the outstanding common stock represented in person or by proxy at the Annual Meeting and entitled to vote. Under the NYSE rules, the matter must also receive the affirmative vote of a majority of the votes cast on the matter, provided that the total votes cast represent more than 50% of the shares entitled to vote. As a holder of common stock, MetLife is entitled to vote on this proposal. MetLife beneficially owns and has shared voting power with respect to approximately 52% of the Company's outstanding shares. MetLife has informed the Company that it intends to vote for this Item 8; therefore, approval of this Item 8 by the shareholders is assured.

RECOMMENDATION OF THE BOARD

         The Board of Directors has approved the proposal regarding amendment to the Company's Flexible Stock Plan and recommends that shareholders vote FOR the proposal.

                                   VOTING

         The affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote which are present in person or represented by proxy at the 2004 Annual Meeting is required to elect directors under Item 1, to approve Items 7 and 8, and to act on any other matters properly brought before the meeting (other than the other specified proposals). The affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote is required to approve Items 2, 3 and 6. The affirmative vote of the holders of 85% of the shares of the Company's Common Stock entitled to vote which are present in person or represented by proxy at the 2004 Annual Meeting is required to approve Items 4 and 5. Voting results will be disclosed in the Company's Form 10-Q for the period ending June 30, 2004. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors and proxies which are marked "abstain" or which deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a "broker non-vote"), those shares will not be considered as present and entitled to vote with respect to that matter. If no specification is made on a duly executed proxy, the proxy will be voted FOR the election of the directors nominated by the Board of Directors and FOR each of Items 2 through 8, and in the discretion of the persons named as proxies on such other business as may properly come before the meeting.

         As of February 1, 2004, MetLife beneficially owned approximately 52% of the shares of RGA Common Stock entitled to vote at the meeting. MetLife has indicated its intention to vote its shares FOR each of the proposals to be voted upon at the meeting, and the vote of MetLife will be sufficient to approve Items 1 through 3 and 6 through 8.

         The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                            INDEPENDENT AUDITORS

         Deloitte & Touche LLP ("Deloitte") was the Company's independent auditing firm for the fiscal year ended December 31, 2003, and the Company expects to select this firm again for the year ending December 31, 2004. A representative of Deloitte is expected to be present at the 2004 Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

                       PRINCIPAL ACCOUNTING FIRM FEES

         Aggregate fees billed to the Company for the fiscal years ending December 31, 2003 and 2002, by the Company's principal accounting firm, Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") are as follows:

                                                      FISCAL YEAR

                                                 2003               2002
Audit Fees (a)                                $1,422,622          $889,854
Audit Related Fees (b)                            97,343            22,500
                                              ----------        ----------

Total audit and audit-related fees             1,520,005           912,354
Tax Fees (c)                                     142,843           169,960
All Other Fees                                         0                 0
                                              ----------        ----------

Total Fees                                    $1,662,848        $1,082,314
                                              ==========        ==========

(a) Includes fees for the audit of the Company's and its subsidiaries annual financial statements, reviews of the Company's quarterly financial statements, comfort letters, statutory and regulatory audits, consents and other services related to SEC matters.

(b) Includes fees for services rendered by the Deloitte Entities for matters such as employee benefit plan audits, consultations concerning financial accounting and reporting standards and assistance with internal control reporting requirements.

(c) Includes fees for tax services rendered by the Deloitte Entities, such as consultation related to tax planning and compliance.

         All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by the Deloitte Entities was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee has adopted a Pre-Approval Policy which provides for pre-approval of audit, audit-related and tax services on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

                        REPORT OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS

         The Audit Committee hereby reports as follows:

         1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

         2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

         3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with those accountants their independence.

         4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

                             THE AUDIT COMMITTEE

                         Stuart Greenbaum, Chairman
                               J. Cliff Eason
                              Alan C. Henderson
                            William A. Peck, M.D.


                    SHAREHOLDER NOMINATIONS AND PROPOSALS

         As described in the Company's Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider shareholder nominations for Directors that meet the notification, timeliness, consent and information requirements of the Company's Articles of Incorporation. The Committee makes no distinctions in evaluating nominees for positions on the Board based on whether or not a nominee is recommended by a shareholder, provided that the procedures with respect to nominations referred to above are followed. Potential candidates for nomination as Director candidates must provide written information about their qualifications and participate in interviews conducted by individual Board members, including the Chairs of the Audit or Nominating and Governance Committees. Candidates are evaluated using the criteria adopted by the Board to determine their qualifications based on the information supplied by the candidates and information obtained from other sources. The Committee will recommend candidates for election as Director of the Company only if the Committee determines, in its judgment, that they have the following specific, minimum qualifications which have been recommended by the Nominating and Governance Committee to, and approved by, the Board:

         o Financial Literacy. Such person should be "financially literate" as such qualification is interpreted by the Board of Directors in its business judgment.

         o Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

         o Commitment to the Company's Values. Such person shall be committed to promoting the financial success of the Company and preserving and enhancing the Company's business and ethical reputation, as embodied in its Codes of Conduct.

         o Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of the Company.

         o Reputation and Integrity. Such person shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

         o Other Factors. Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including an understanding of marketing and finance, sound business judgment, significant experience and accomplishments and educational background.

         In March 2004, the Nominating and Corporate Governance Committee approved the inclusion of William J. Bartlett as a Director Nominee on the 2004 Proxy Statement and Card. At the beginning of the Committee's search process, Mr. Woodring, the Company's CEO, suggested Mr. Bartlett as a potential director candidate. The management of MetLife, the Company's principal shareholder, suggested Mr. Launer and Ms. Weber as director candidates.

         In order for a Shareholder to nominate a candidate for director, under the Company's Restated Articles of Incorporation timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 70 days notice of the meeting, or prior public disclosure of the date of the meeting, then the Shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The shareholder filing the notice of nomination must describe various matters as specified in the Company's Amended and Restated Articles of Incorporation, including such information as name, address, occupation, and number of shares held. Item 5 of this Proxy Statement proposes an amendment to the Company's Articles of Incorporation to, among other things, move the shareholder nomination and proposal requirements to the Bylaws and, among other things, change the 60 and 90 periods described above to 90 and 120 days, respectively, before the first anniversary of the preceding year's annual meeting. See "Item 5: Amendments to Section C of Article Six and Section B of Article Nine of the Second Restated Articles of Incorporation."

         Shareholder proposals submitted under the process prescribed by the SEC (in Rule 14a-8 of the Exchange Act) for presentation at the 2005 Annual Meeting must be received by the Company by December 13, 2004 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

         In order for a shareholder to bring other business before a Shareholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefore, and other matters specified in the Company's Amended and Restated Articles of Incorporation. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's proxy statement.

         In each case the notice must be given to the Secretary of the Company, whose address is 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039. Any Shareholder desiring a copy of the Company's Restated Articles of Incorporation or Bylaws will be furnished a copy without charge upon written request to the Secretary.

           SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         The Board of Directors has adopted Policies on Communications, which describe the process for shareholders to communicate with the Board. The Policies on Communications are available on the Company's website at www.rgare.com. The Company does not have a policy with regard to attendance by Directors at the annual meeting of shareholders. Two directors attended the 2003 annual meeting of shareholders.

                       HOUSEHOLDING OF PROXY MATERIALS

         The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if your household currently receives multiple copies and would like to participate in householding in the future, please notify your broker.

                                  EXHIBIT A

                       CHARTER OF THE AUDIT COMMITTEE
                        OF THE BOARD OF DIRECTORS OF
                 REINSURANCE GROUP OF AMERICA, INCORPORATED

ROLE OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of Directors to perform the functions the Committee is required by law and regulation to perform and to assist the Board in fulfilling its responsibility to oversee:

     o the Company's accounting and financial reporting processes and the integrity of its financial statements;
     o    the audits of the Company's financial statements;
     o the adequacy of the Company's internal control over financial reporting;
     o    the Company's compliance with legal and regulatory requirements;
     o the qualifications and independence of the Company's independent auditor, in respect of which the Committee shall have direct responsibility for the appointment, retention and oversight of the work of the Company's independent auditor; and
     o the performance of the Company's internal audit function and independent auditor.

QUALIFICATIONS AND APPOINTMENT OF AUDIT COMMITTEE MEMBERS

On the recommendation of the Nominating and Governance Committee, the Board of Directors shall appoint the members of the Audit Committee, having determined their qualifications, and shall appoint, or ratify the appointment of the Chair of the Committee. Audit Committee members shall serve at the pleasure of the Board of Directors and for such term or terms as the Board may determine.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the director and audit committee member independence and experience requirements of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission").

Audit Committee members may not simultaneously serve on the audit committees of more than two other public companies.

Each member of the Audit Committee should be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment; provided, however, that if any member of the Audit Committee is not financially literate when appointed to the Committee, then he or she must become financially literate within a reasonable time after appointment.

At least one member of the Audit Committee:

     o shall have been determined by the Board of Directors to have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment; and
     o shall be determined by the Board of Directors to be an "audit committee financial expert," as such term is defined by the Commission in Item 401(h) of Regulation S-K.

AUDIT COMMITTEE AUTHORITY AND RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee shall:

     o have sole and direct authority and responsibility to appoint (subject to shareholder ratification where appropriate), terminate, approve the compensation and terms of engagement of, and oversee the work of any registered public accounting firm that is employed by the Company as its independent auditor to issue an opinion on its financial statements; and, in connection therewith, the Committee shall be responsible for resolving any disagreements between management and the Company's independent auditor concerning issues related to financial reporting;

     o review and approve procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

     o have authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties, and the Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the Company's independent auditor for rendering or issuing an audit report and to any advisers engaged by the Committee, and for payment of administrative expenses of the Committee that are necessary or appropriate in carrying out its duties; and

     o in accordance with the pre-approval policy adopted by the Committee, pre-approve all audit and, subject to Section 10A(i) of the Exchange Act and rules promulgated thereunder, permitted non-audit services (including the fees and terms thereof) provided by the independent auditor to the Company and its subsidiaries.

With respect to the Company's internal control over financial reporting, the Audit Committee shall;

     o review and discuss with management, the internal auditor and the independent auditor management's reports evaluating the adequacy and effectiveness of the Company's internal control over financial reporting, including any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that could adversely affect the Company's ability to record, process, summarize and report financial data;

     o review and discuss with management, the internal auditor and the independent auditor, the independent auditor's reports concerning the adequacy of the Company's internal control over financial reporting; and

     o review and discuss with management, the internal auditor and the independent auditor management's reports concerning the prevention and detection of fraud against the Company and its subsidiaries, including reports of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

With respect to the Company's financial statements and disclosures of financial information, the Audit Committee shall:

     o discuss with the independent auditor, and with the internal auditor, in each case without the presence of management if deemed appropriate, (a) the audit process, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the independent auditor's activities or access to requested information imposed by management, and management's response thereto, and any significant disagreements with management; and (b) the Company's internal control over financial reporting, and the budget, staffing and quality of the Company's internal audit function, including any "management" or "internal control" letter issued or proposed to be issued by such auditor to the Company, and management's response thereto;

     o discuss with management, the internal auditor and the independent auditor the quality and the acceptability of the Company's accounting policies and any significant changes to the Company's

                                     2

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

          auditing and accounting principles and practices suggested by the independent auditor, internal audit personnel or management;

     o discuss with the independent auditor how the Company's accounting policies compare with those in the industry and all alternative treatments of financial information within accounting principles generally acceptable within the United States that have been discussed with management;

     o review and discuss with management, the internal auditor and the independent auditor:

             o significant issues regarding accounting and auditing principles and practices and financial statement presentations, including critical accounting policies and estimates, any significant changes in the Company's selection or application of accounting principles and any significant issues that may have been raised by management, the internal auditor or the independent auditor as to the adequacy of the Company's internal control over financial reporting, and any special audit steps adopted in light of material control deficiencies;

             o analyses prepared by management, the internal auditor and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and

             o the effect of regulatory and accounting initiatives on the financial statements;

     o review any material financial or other arrangements of the Company that do not appear on the Company's financial statements, any reports by management, the internal auditor or the independent auditor regarding any such arrangements of the Company that do not appear on the Company's financial statements, and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and that are relevant to an understanding of the Company's financial statements;

     o review management's reports evaluating the effectiveness of the Company's disclosure controls and procedures in assuring that material information required to be disclosed in the Company's periodic reports filed with the Commission is reported to management, appropriately processed and summarized by management and reflected in such reports filed with the Commission within the specified time periods;

     o discuss with management the Company's practices regarding earnings press releases as well as the provision of financial information and earnings guidance by management to analysts and rating agencies;

     o discuss with management, the internal auditor and the independent auditor:

             o the Company's quarterly reports on Form 10-Q and the interim financial information contained therein, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," or authorize the Chair of the Committee to discuss the foregoing with management, the internal auditor and the independent auditor and make a report thereon to the full Committee, prior to the filing of such quarterly reports with the Commission;

             o the audited financial statements to be included in the Company's annual reports on Form 10-K, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of such reports with the Commission and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61; and

     o based on its discussions with management, the internal auditor and the independent auditor and upon the receipt of an opinion of the Company's independent auditor on the Company's financial statements, in form and content satisfactory to the Committee, determine whether to recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Reports on Form 10-K for filing with the Commission.

The Audit Committee also shall:

     o review the scope, plans and results of the internal and external audits of the Company and its financial statements;


                                     3

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     o    periodically discuss the Company's guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management;

     o review with management, the internal auditor and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that are brought to its attention that raise material issues regarding the Company's financial statements or accounting polices;

     o receive reports from the Company's general counsel concerning any significant legal and regulatory matters;

     o review the Company's policies on ethical business conduct, and receive reports concerning the monitoring of compliance with such policies;

     o receive reports concerning executive officers' expenses and perquisites and compliance with the Company's policies and procedures relating to expense reimbursement;

     o meet at least four times a year or more frequently as circumstances may require;

     o meet regularly in executive session separately with the Company's independent auditor, internal auditor, and management;

     o exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board of Directors; and

     o make regular reports to the Board of Directors about the Committee's activities.

AUDIT COMMITTEE'S RELATIONSHIP WITH THE COMPANY'S INDEPENDENT AUDITOR

The Company's independent auditor shall make reports directly to the Audit Committee and be accountable to the Audit Committee.

The Company's independent auditor shall periodically and at least annually submit to the Committee a formal written statement delineating all relationships between the independent auditor and the Company. Based on such statements, the Audit Committee shall discuss with the independent auditor any disclosed relationships or services that might affect the independent auditor's objectivity and independence. The Committee also shall consider whether the independent auditor's provision of non-audit services to the Company is compatible with the maintenance of the auditor's independence.

At least annually, the independent auditor shall provide a report to the Audit Committee describing the firm's internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

The Audit Committee shall review the foregoing report and the independent auditor's work and evaluate the independent auditor's qualifications, performance and independence, including a review and evaluation of the lead partner on the independent auditor's engagement with the Company, and present its conclusions to the Board of Directors and, if so determined by the Committee, recommend that the Board of Directors take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

The Audit Committee shall assure the regular rotation of the audit engagement team partners to the extent that such rotation is required by law.

The Audit Committee shall review and approve the Company's hiring of individuals who attained the position of manager or above with the independent auditor and who were engaged on the Company's account.

                                     4

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

     AUDIT COMMITTEE'S RELATIONSHIP WITH THE COMPANY'S INTERNAL AUDITOR

The Company's internal shall make reports directly to the Audit Committee and be accountable to the Audit Committee.

The Audit Committee shall review the budget, staffing and quality of the Company's internal audit function and the appointment and termination of senior internal audit personnel.

The Audit Committee shall review all significant reports to management prepared by internal audit personnel.

LIMITATION ON AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Accordingly, in carrying out its oversight responsibilities, the Audit Committee does not provide any expert or special assurance as to the Company's financial statements; nor does it provide any professional certification as to the independent auditor's work.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

Annually, the Committee shall cause to be included in the Company's proxy statements the report of the Committee to the Company's shareholders as required by Commission regulations.

Annual Evaluation of the Committee's Performance

Annually, the Board shall conduct an evaluation of the Committee's performance.

Adopted March 8, 2004

                                     5

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                                  EXHIBIT B

               AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                     OF
                 REINSURANCE GROUP OF AMERICA, INCORPORATED

                                 ARTICLE ONE
                                    NAME

                  The name of the corporation (hereinafter referred to as the "Corporation") is: Reinsurance Group of America, Incorporated.

                                 ARTICLE TWO
                         REGISTERED OFFICE AND AGENT

                  The address, including street and number, if any, of the Corporation's registered office in this state is 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039. The name of its initial agent at such address is James E. Sherman.

                                ARTICLE THREE
                                CAPITAL STOCK

                  A. Class and Number of Shares. The aggregate number, class
                     --------------------------
and par value, if any, of shares which the Corporation shall have authority to issue is 150,000,000 shares, consisting of 140,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share ($1,500,000.00 aggregate total).

                  B. Voting Rights of the Common Stock. Each holder of the
                     ---------------------------------
Common Stock shall be entitled to one vote per share of Common Stock on all matters to be voted on by the shareholders.

                  C. Issuance of Preferred Stock, Rights and Preferences
                     ---------------------------------------------------
Thereof.
-------

                     1. The Preferred Stock may be issued from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. Without limiting the generality of the foregoing, in the resolution or resolutions providing for the issuance of such shares of each particular series of Preferred Stock, subject to the requirements of the laws of the State of Missouri, the Board of Directors is also expressly authorized:

                         (a)  To fix the distinctive serial designation of
the shares of the series;

                         (b)  To fix the consideration for which the shares
of the series are to be issued;

                         (c)  To fix the rate or amount per annum,
if any, at which the holders of the shares of the series shall be entitled to receive dividends, the dates on which and the conditions under which dividends shall be payable, whether dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends shall be cumulative;

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

                         (d)  To fix the price or prices at which,
the times during which, and the other terms, if any, upon which the shares of the series may be redeemed;

                         (e)  To fix the rights, if any, which the
holders of shares of the series have in the event of dissolution or upon distribution of the assets of the Corporation;

                         (f) From time to time to include additional shares
of Preferred Stock which the Corporation is authorized to issue in the series;

                         (g)  To determine whether or not the shares of the
series shall be made convertible into or exchangeable for other securities of the Corporation, including shares of the Common Stock of the Corporation or shares of any other series of the Preferred Stock of the Corporation, now or hereafter authorized, or any new class of Preferred Stock of the Corporation hereafter authorized, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange rate shall be exercised;

                         (h)  To determine if a sinking fund shall
be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

                         (i)  To fix the other preferences and rights,
privileges and restrictions applicable to the series as may be permitted by law.

                  D. Series A Junior Participating Preferred Stock.
                     ---------------------------------------------

                  A series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth in that certain Certificate of Designation of the Corporation, filed on April 28, 1993, and reproduced without change and attached hereto as Exhibit A.

                                ARTICLE FOUR
                       ADDITIONAL PROVISIONS REGARDING
                         CERTAIN SHAREHOLDER RIGHTS

                  A. Preemptive Rights. All preemptive rights of
                     -----------------
shareholders are hereby denied, so that no stock or other security of the Corporation shall carry with it and no holder or owner of any share or shares of stock or other security or securities of the Corporation shall have any preferential or preemptive right to acquire additional shares of stock or any other security of the Corporation.

                  B. Cumulative Voting. All cumulative voting rights are
                     -----------------
hereby denied, so that none of the Common Stock, the Preferred Stock or any other security of the Corporation shall carry with it and no holder or owner of any Common Stock, Preferred Stock or any other security shall have any right to cumulative voting in the election of directors or for any other purpose.

                                ARTICLE FIVE
                                INCORPORATOR

                  The name and place of residence of the incorporator is:

                              Donna J. Holsten
                                 6140 Wanda
                          St. Louis, Missouri 63116

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

                                 ARTICLE SIX
                                  DIRECTORS

                  A. Number and Classes of Directors. The number of
                     -------------------------------
directors to constitute the initial Board of Directors of the Corporation is ten. Thereafter, the number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the mode of such classification to be provided for in the Bylaws of the Corporation. Directors other than certain Directors elected to the initial Board of Directors shall be elected to hold office for a term of three years, with the term of office of one class expiring each year. As used in these Articles of Incorporation, the term "entire Board of Directors" means the total number of Directors fixed by, or in accordance with, these Articles of Incorporation or the Bylaws of the Corporation.

                  B. Removal of Directors. Subject to the rights, if any, of
                     --------------------
the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, (1) any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his term of office only for cause and only by the affirmative vote of the holders of record of outstanding shares representing at least 85% of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class at a special meeting of shareholders called expressly for that purpose (such vote being in addition to any required class or other vote); and (2) any Director may be removed from office by the affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of his term of office, as provided by law, in the event that the Director fails to meet any qualifications stated in the Bylaws for election as a Director or in the event that the Director is in breach of any agreement between the Director and the Corporation relating to the Director's service as a Director or employee of the Corporation.

                  C. Vacancies. Subject to the rights, if any, of the
                     ---------
holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors which occur for any reason prior to the expiration of the term of office of the class in which the vacancy occurs, including vacancies which occur by reason of an increase in the number of Directors, shall be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining Directors then in office (although less than a quorum).

                                ARTICLE SEVEN
                                  DURATION

                The duration of the Corporation is perpetual.

                                ARTICLE EIGHT
                                  PURPOSES

                  The Corporation is formed for the following purposes:

                  1. To purchase, take, receive, subscribe or otherwise acquire, own, hold, use, employ, sell, mortgage, loan, pledge, or otherwise dispose of, and otherwise deal in and with the shares or other interests in, or obligations of, other domestic and foreign corporations, associations, partnerships or individuals;

                  2. To be a general or limited partner in any general or limited partnership;

                  3. To take such actions and transact such other business as are incidental to and connected with the purposes set forth above; and

                  4. To do anything permitted of corporations pursuant to the provisions of The General and Business Corporation Law of Missouri, as amended from time to time.

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

                                ARTICLE NINE
                           SHAREHOLDERS' MEETINGS

                  A. Special Meetings. A special meeting of the shareholders
                     ----------------
may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board of Directors or the President. Only such business shall be conducted, and only such proposals shall be acted upon, as are specified in the call of any special meeting of shareholders.

                  B. Annual Meetings. At any annual meeting of shareholders
                     ---------------
only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting pursuant to the Bylaws of the Corporation.

                  C. Action by Written Consent. Any action required or
                     -------------------------
permitted to be taken by the shareholders of the Corporation may, if otherwise allowed by law, be taken without a meeting of shareholders only if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                 ARTICLE TEN
                             AMENDMENT OF BYLAWS

                  The Bylaws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the Bylaws as they exist from time to time may be adopted, only by the majority of the entire Board of Directors.

                               ARTICLE ELEVEN
                   AMENDMENT OF ARTICLES OF INCORPORATION

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on the shareholders, directors and officers of the Corporation are subject to this reserved power; provided, that (in addition to any required class or other vote) the affirmative vote of the holders of record of outstanding shares representing at least 85% of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with, Articles Four, Six, Nine, Ten, Twelve, or this Article Eleven of these Articles of Incorporation.

                               ARTICLE TWELVE
                     INDEMNIFICATION AND RELATED MATTERS

                  A. Actions Involving Directors and Officers. The
                     ----------------------------------------
Corporation shall indemnify each person (other than a party plaintiff suing on his own behalf or in the right of the Corporation) who at any time is serving or has served as a director or officer of the Corporation against any claim, liability or expense incurred as a result of this service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or

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

is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                  B. Actions Involving Employees or Agents.
                     -------------------------------------

                  1. The Corporation may, if it deems appropriate and as may be permitted by this Article, indemnify any person (other than a party plaintiff suing on his own behalf or in right of the Corporation) who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability or expense incurred as a result of such service or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.

                  2. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section B(1) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or preceding.

                  C. Determination of Right to Indemnification in Certain
                     ----------------------------------------------------
Circumstances. Any indemnification required under Section A of this Article
-------------
or authorized by the Corporation in a specific case pursuant to Section B of this Article (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee or agent is not proper under the circumstances because he has not met the applicable standard of conduct set forth in or established pursuant to this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

                  D. Advance Payment of Expenses. Expenses incurred by a
                     ---------------------------
person who is or was a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of an action, suit or proceeding, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or at the direction of the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article.

                  E. Not Exclusive Right. The indemnification provided by
                     -------------------
this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether

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

under the Bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  F. Indemnification Agreements Authorized. Without limiting
                     -------------------------------------
the other provisions of this Article, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

                  G. Standard of Conduct. Except as may otherwise be
                     -------------------
permitted by law, no person shall be indemnified pursuant to this Article (including without limitation pursuant to any agreement entered into pursuant to Section F of this Article) from or on account of such person's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the Corporation.

                  H. Insurance. The Corporation may purchase and maintain
                     ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation against any claim, liability or expense asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                  I. Certain Definitions. For the purposes of this Article:
                     -------------------

                     1. Any director or officer of the Corporation who shall serve as a director, officer or employee of any other corporation, partnership, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was the owner of 20% or more of either the outstanding equity interests or the outstanding voting stock (or comparable interests), shall be deemed to be so serving at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the Corporation is or was a shareholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as a director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

                     2. References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                     3. The term "other enterprise" shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets therein; the term "serving at the request of the corporation" shall include, without limitation, any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, a director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to

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

this Article in connection with such plan; the term "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties.

                  J. Survival. Any indemnification rights provided pursuant
                     --------
to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any other provision in these Articles of Incorporation, any indemnification rights arising under or granted pursuant to this Article shall survive amendment or repeal of this Article with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the Corporation.

                  K. Liability of the Directors. It is the intention of the
                     --------------------------
Corporation to limit the liability of the directors of the Corporation, in their capacity as such, whether to the Corporation, its shareholders or otherwise, to the fullest extent permitted by law. Consequently, should The General and Business Corporation Law of Missouri or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the directors of the Corporation shall be so eliminated or limited without the need for amendment of these Articles or further action on the part of the shareholders of the Corporation.

                              ARTICLE THIRTEEN
                                 EXCULPATION

The liability of the Corporation's directors to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted under the Missouri General and Business Corporation Law. Any repeal or modification of this Article Thirteen by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                                                   EXHIBIT A

Series A Junior Participating Preferred Stock
---------------------------------------------

                  1. Designation and Amount.
                     ----------------------

                  There shall be a series of the Preferred Stock which shall be designated as the "Series A Junior Participating Preferred Stock," par value $.01 per share, and the number of shares constituting such series shall be Five Hundred Thousand (500,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

                  2. Dividends and Distributions.
                     ---------------------------

                     (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share of the Company (the "Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first

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

Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $l.00 or (b) subject to the provision for adjustment hereinafter set forth, l00 times the aggregate per share amount of all cash dividends, and l00 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time after April 13, 1993 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause
(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                     (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

                  3. Voting Rights.
                     -------------

                  The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                     (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                     (B) Except as otherwise provided herein, in the Company's Articles of Restatement or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                     (C) Except as otherwise set forth herein or in the Company's Articles of Restatement, and except as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  4. Certain Restrictions.
                     --------------------

                     (A) Whenever dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

                         (i)   declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                         (ii)  declare or pay dividends on or make
any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (iii) except as permitted in Section 4(A)(iv) below,
redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; and

                         (iv) purchase or otherwise acquire for
consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  5. Reacquired Shares.
                     -----------------

                  Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

                  6. Liquidation, Dissolution or Winding Up.
                     --------------------------------------

                     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

                     (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                     (C) In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  7. Consolidation, Merger, etc.
                     --------------------------

                  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior

Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                  8.  Redemption.
                      ----------

                  The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

                  9.  Ranking.
                      -------

                  The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  10. Fractional Shares.
                      -----------------

                  Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                                                               Please       / /
                                                               Mark Here
                                                               for Address
                                                               Change or
                                                               Comments
                                                               SEE REVERSE SIDE

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
1. ELECTION OF DIRECTORS

01 William J. Bartlett
02 Alan C. Henderson
03 A. Greig Woodring

             FOR all nominees             WITHHOLD AUTHORITY
         listed (except as marked           to vote for all
             to the contrary)               nominees listed
                   / /                           / /

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list above.)

2. Approval of an amendment to Section A of Article      FOR   AGAINST  ABSTAIN
   Three of the Second Restated Articles of              / /     / /     / /
   Incorporation.

3. Approval of an amendment to delete Section D from     FOR   AGAINST  ABSTAIN
   Article Three of the Second Restated Articles of      / /     / /     / /
   Incorporation.

4. Approval of an amendment to Section A of Article      FOR   AGAINST  ABSTAIN
   Six of the Second Restated Articles of                / /     / /     / /
   Incorporation.

5. Approval of amendments to Section C of Article Six    FOR   AGAINST  ABSTAIN
   and Section B of Article Nine of the Second           / /     / /     / /
   Restated Articles of Incorporation.

6. Approval of an amendment to add new Article Thirteen  FOR   AGAINST  ABSTAIN
   to the Second Restated Articles of Incorporation.     / /     / /     / /

7. Authorization to sell certain types of securities     FOR   AGAINST  ABSTAIN
   from time to time to MetLife, Inc. or affiliates      / /     / /     / /
   of MetLife, Inc.
                                                         FOR   AGAINST  ABSTAIN
8. Approval of an amendment to the Flexible Stock Plan.  / /     / /     / /


                                              The undersigned hereby
                                              acknowledges receipt of the
                                              Notice of the 2004 Annual
                                              Meeting of Stockholders and the
                                              accompanying Proxy Statement.

                                              This proxy will be voted as
                                              specified. If no specification is
                                              made, this proxy will be voted
                                              FOR Items 1 through 8.


                                              Dated:                     , 2004
                                                    ---------------------


                                              ---------------------------------
                                                          Signature


                                              ---------------------------------
                                                  Signature if held jointly
PLEASE SIGN AS REGISTERED AND
RETURN PROMPTLY TO:                           If Stock is owned in joint names,
REINSURANCE GROUP OF AMERICA, INCORPORATED,   both owners must sign. If address
MIDTOWN STATION, PO BOX 870,                  at left is incorrect, please
NEW YORK, NY 10138                            write in the correct information.
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

   INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                     THE DAY PRIOR TO ANNUAL MEETING DAY.

         YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES
                    TO VOTE YOUR SHARES IN THE SAME MANNER
            AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                     --------------------------------------
                                   INTERNET
                           http://www.eproxy.com/rga
                     Use the Internet to vote your proxy.
                     Have your proxy card in hand when
                     you access the web site.
                     --------------------------------------

                                      OR

                     --------------------------------------
                                   TELEPHONE
                                1-800-435-6710
                        Use any touch-tone telephone to
                       vote your proxy. Have your proxy
                          card in hand when you call.
                     --------------------------------------

                                      OR

                     --------------------------------------
                                     MAIL
                              Mark, sign and date
                                your proxy card
                                      and
                               return it in the
                             enclosed postage-paid
                                   envelope.
                     --------------------------------------



              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                   REINSURANCE GROUP OF AMERICA, INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned does hereby appoint Jack B. Lay and James E. Sherman, or either of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of REINSURANCE GROUP OF AMERICA, INCORPORATED to be held May 26, 2004, commencing at 2:00 p.m., St. Louis time, at the Marriott-West, 660 Maryville Centre Drive, St. Louis, Missouri, and at any and all adjournments and postponements of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.


        PLEASE COMPLETE, SIGN AND DATE OTHER SIDE AND RETURN PROMPTLY.


  ---------------------------------------------------------------------------
   ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
  ---------------------------------------------------------------------------






  ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



                                                                 April 12, 2004
Dear Shareholder:

     We invite you to attend the 2004 Annual Meeting of Stockholders of Reinsurance Group of America, Incorporated, to be held on May 26, 2004 in the Marriott-West, 660 Maryville Centre Drive, St. Louis, Missouri at 2:00 p.m.

     It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the proxy form above, detach it, and return it promptly in the envelope provided.

                                   APPENDIX


     Page 17 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.